The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(2)

Registration No. 333-231902

Subject to Completion

Preliminary Prospectus Supplement dated June 7, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(to prospectus dated June 3, 2019)

Lloyds Banking Group plc

£     % Fixed Rate Reset Subordinated Debt Securities due 2031

The.              % Fixed Rate Reset Subordinated Debt Securities will be due on December.              , 2031 (the “Subordinated Notes”). Interest will accrue on the Subordinated Notes from (and including) the date of issuance to (but excluding) December.              , 2026 (the “Reset Date”), at a rate of.              % per annum, and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the Reset Reference Rate (as defined below) (expressed as a rate per annum) and % (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (each a “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June and December.              of each year (each, an “Interest Payment Date”), commencing on December.               , 2021 to (and including) maturity. We will have the option in our sole discretion (but subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the Subordinated Notes, in whole, but not in part, on any day falling in the period commencing on (and including) September          , 2026 and ending on (and including) December           , 2026 at a redemption price equal to 100% of the principal amount of the Subordinated Notes being redeemed plus any accrued and unpaid interest thereon, if any, to, but excluding,the date fixed for redemption.

The Subordinated Notes will be issued in denominations of £100,000 and in integral multiples of £1,000 in excess thereof.

The Subordinated Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors (as defined herein).

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, the holders and beneficial owners of the Subordinated Notes will be required to agree that by purchasing or acquiring the Subordinated Notes they acknowledge, accept, agree to be bound by and consent to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of Lloyds Banking Group plc (“LBG”) or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act 2009 as the same has been or may be amended from time to time (whether pursuant to the U.K. Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act 2013”), secondary legislation or otherwise, the “Banking Act”), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner of the Subordinated Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee (as defined below) for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

In addition to our option to redeem the Subordinated Notes described above, we may (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) also redeem the Subordinated Notes, in whole but not in part, at any time at 100% of their principal amount plus accrued and unpaid interest (if any) (i) upon the occurrence of certain tax events or (ii) upon occurrence of certain regulatory events, subject to the conditions described in this prospectus supplement and the accompanying prospectus. See “Description of the Subordinated Notes—Conditions to Redemption, Purchase, Substitution or Variation”.

We intend to apply to list the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Investing in the Subordinated Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and as incorporated by reference herein.

By purchasing or acquiring the Subordinated Notes, each holder and beneficial owner shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested Clearstream Banking S.A. (“Clearstream Luxembourg”) and Euroclear Bank S.A./N.V. (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to us (before expenses)
Per Subordinated Note	%	%	%
Total	£	£	£

       The initial public offering price set forth above does not include accrued interest, if any. Interest on the Subordinated Notes will accrue from the date of issuance, which is expected to be June , 2021. See “Underwriting”.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Subordinated Notes. In addition, Lloyds Bank Corporate Markets plc or another of our affiliates may use this prospectus supplement and the accompanying prospectus in a market-making transaction in the Subordinated Notes after their initial sale. In connection with any use of this prospectus supplement and the accompanying prospectus by Lloyds Bank Corporate Markets plc or another of our affiliates, unless we or our agent informs you otherwise in your confirmation of sale, you may assume this prospectus supplement and the accompanying prospectus is being used in a market-making transaction.

We expect that the Subordinated Notes will be ready for delivery through the book-entry facilities of the Clearing Systems on or about June , 2021.

Sole Bookrunner

Lloyds Bank Corporate Markets

Joint Lead Managers

Barclays	Goldman Sachs International

Prospectus Supplement dated June   , 2021

SFor pagination purposes; please do not delete

Table of Contents

Prospectus Supplement

Page

About this Prospectus Supplement	S-i
Incorporation of Information by Reference	S-ii
Forward-Looking Statements	S-ii
Summary	S-1
Risk Factors	S-9
Use of Proceeds	S-17
Capitalization of the Group	S-17
Description of the Subordinated Notes	S-18
Certain U.K. and U.S. Federal Tax Consequences	S-28
Underwriting	S-33
Legal Opinions	S-39
Experts	S-39

Prospectus

About This Prospectus	1
Use of Proceeds	2
Lloyds Banking Group plc	2
Description of Debt Securities	4
Description of Capital Securities	14
Description of Certain Provisions Relating to Debt Securities and Capital Securities	20
Description of Ordinary Shares	26
Description of American Depositary Shares	31
Plan of Distribution	38
Legal Opinions	40
Experts	40
Enforcement of Civil Liabilities	40
Where You Can Find More Information	41
Incorporation of Documents by Reference	41
Cautionary Statement on Forward-Looking Statements	42

_______________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the underwriters have authorized anyone to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state or jurisdiction where the offer is not permitted. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the underwriters or any affiliate of the underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the underwriters or such affiliate on behalf of the issuer in such jurisdiction. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

About this Prospectus Supplement

In this prospectus supplement, we use the following terms:

•	“we,” “us,” “our,” “Issuer,” and “LBG” mean Lloyds Banking Group plc;

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•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds sterling”, “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•	“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

Incorporation of Information by Reference

We file annual, semi-annual and special reports and other information with the Securities and Exchange Commission. The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed. You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone +44 207 626 1500.

The SEC allows us to incorporate by reference much of the information that we file with them. This means:

•	incorporated documents are considered part of this prospectus supplement;

•	we can disclose important information to you by referring you to these documents; and

•	information that we file with the SEC will automatically update and supersede this prospectus supplement.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on February 26, 2021, (ii) LBG’s report on Form 6-K filed with the SEC on April 28, 2021 disclosing the Group’s results for the three months ended March 31, 2021 and (iii) LBG’s report on Form 6-K filed with the SEC on April 28, 2021 disclosing the Group’s capitalization and indebtedness on a consolidated basis as at March 31, 2021.

We also incorporate by reference in this prospectus supplement and the accompanying prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offering contemplated in this prospectus supplement is completed. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus supplement (or portions thereof) are incorporated by reference in this prospectus supplement only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus supplement.

Forward-Looking Statements

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events. These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995. We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements. You should read the sections entitled “Risk Factors” in this prospectus supplement and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus supplement or any information incorporated by reference, might not occur.

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IMPORTANT INFORMATION

MiFID II product governance – Solely for the purposes of the manufacturer's product approval process, the target market assessment in respect of the Subordinated Notes has led to the conclusion that: (i) the target market for the Subordinated Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Subordinated Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Subordinated Notes (a “distributor”) should take into consideration the manufacturers' target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Subordinated Notes (by either adopting or refining the manufacturers' target market assessment) and determining appropriate distribution channels.

U.K. MiFIR product governance - Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Subordinated Notes has led to the conclusion that: (i) the target market for the Subordinated Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“U.K. MiFIR”); and (ii) all channels for distribution of the Subordinated Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Subordinated Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Subordinated Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

EU PRIIPs Regulation / Prohibition of sales to EEA retail investors – The Subordinated Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “EU PRIIPs Regulation”) for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

U.K. PRIIPs Regulation / Prohibition of sales to U.K. retail investors - The Subordinated Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”) (the “U.K. Prospectus Regulation”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Prohibition of sales to Swiss retail investors - The Subordinated Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investors in Switzerland. For these purposes, a retail investor means a person who is a retail client as defined in Article 4 of the Swiss Financial Services Act (“FinSA”). Consequently, no key information document required by the EU PRIIPs Regulation (or any equivalent under the FinSA) has been or will be prepared in relation to any Subordinated Notes and therefore, any Subordinated Notes with a derivative character within the meaning of article 86(2) of the Swiss

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Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Singapore SFA Product Classification - In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore (the “SFA”) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Subordinated Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

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Summary

The following is a summary of this prospectus supplement and should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Subordinated Notes” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, U.K. and its principal executive offices in England, U.K. are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500.

General

Issuer	Lloyds Banking Group plc
Subordinated Notes	£ aggregate principal amount of % Fixed Rate Reset Subordinated Debt Securities due 2031 (the “Subordinated Notes”).
Issue Date	June , 2021
Maturity	We will pay the Subordinated Notes at 100% of their principal amount plus accrued interest on December , 2031, subject to any early redemption as described in “Description of the Subordinated Notes—Optional Redemption”, “Description of the Subordinated Notes—Tax Redemption” and “Description of the Subordinated Notes—Capital Disqualification Event Redemption”.
Interest Rate	Interest will accrue on the Subordinated Notes from (and including) the date of issuance to (but excluding) December , 2026 (the “Reset Date”), at a rate of % per annum, and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the Reset Reference Rate (expressed as a rate per annum) and %.
Interest Payment Dates	Every June and December , commencing on December , 2021 up to and including the maturity date or, if earlier, the date fixed for redemption.
Regular Record Dates	Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding at the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding the relevant Interest Payment Date, whether or not a Business Day (as defined herein).
Business Day Convention	Following, unadjusted

Day Count Basis	Actual/Actual (ICMA)

Ranking

The Subordinated Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of the LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

Agreement with Respect to the Exercise of U.K. Bail-in Power	Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or its affiliates, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Subordinated Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of LBG.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes acknowledges and agrees that:

(i) the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested the Clearing Systems to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes” in this prospectus supplement.

Repayment of Principal and Payment of Interest After Exercise of U.K. Bail-in Power	No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us and the Group.

Additional Issuances	We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the Subordinates Notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. See “Description of the Subordinated Notes—Additional Issuances” in this prospectus supplement.
Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “Description of the Subordinated Notes—Conditions to Redemption, Purchase, Substitution or Variation”, redeem the Subordinated Notes in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the Subordinated Notes—Payment of Additional Amounts” and/or

(2) a Tax Law Change would:

•      result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

•      prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

•       as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

•       result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the Subordinated Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

•      result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date (as defined herein), or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Capital Disqualification Event Redemption	We may redeem the Subordinated Notes, in whole but not in part, at any time, at 100% of their principal amount plus accrued and unpaid interest, upon the occurrence of a Capital Disqualification Event, as defined under “Description of the Subordinated Notes”, that results in the principal amount of the Subordinated Notes being fully excluded from inclusion in LBG’s and/or the Group’s Tier 2 capital, as described under “Description of the Subordinated Notes—Redemption due to a Capital Disqualification Event” in this prospectus supplement. Any such right of redemption will be subject to the conditions set forth under “Description of the Subordinated Notes—Conditions to Redemption, Purchase, Substitution or Variation” in this prospectus supplement.
Substitution or Variation	If a Capital Disqualification Event has occurred and is continuing, then LBG may, without any requirement for the consent or approval of the holders of the Subordinated Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Notes for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Compliant Securities (as defined herein), and the Trustee shall agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Subordinated Notes, as the case may be. See “Description of the Subordinated Notes—Substitution or Variation” in this prospectus supplement). Any such right of substitution or variation will be subject to the conditions set forth under “Description of the Subordinated Notes—Conditions to Redemption, Purchase, Substitution or Variation” in this prospectus supplement.

Purchases of the Subordinated Notes	We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “Description of the Subordinated Notes—Conditions to Redemption, Purchase, Substitution or Variation” in this prospectus supplement.
Book-Entry Issuance, Settlement and Clearance	We will issue the Subordinated Notes in fully registered form in denominations of £100,000 and integral multiples of £1,000 in excess thereof. The Subordinated Notes will be represented by one or more global certificates in registered form, without coupons attached, which will be deposited with a common depositary for Clearstream, Luxembourg and Euroclear and will be registered in the name of such common depositary or its nominee. Unless and until the Subordinated Notes are exchanged in whole or in part for other securities and in accordance with the terms of the Indenture or the global certificates are exchanged for definitive securities, the global certificates may not be transferred except as a whole by a Clearing System to a nominee or a successor of such Clearing System.
ISIN
Common Code
CFI
FISN
Listing and Trading	We intend to apply to list the Subordinated Notes on the New York Stock Exchange.
Trustee, Paying Agent and Calculation Agent	The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, acting through its London branch, having its corporate trust office at One Canada Square, London E14 5AL, United Kingdom, will act as the Trustee and will act as initial Paying Agent, and The Bank of New York Mellon, acting through its London branch, will act as Calculation Agent for the Subordinated Notes..
Registrar	The Bank of New York Mellon SA/NV, Dublin Branch will act as registrar for the Subordinated Notes.
Timing and Delivery	We currently expect delivery of the Subordinated Notes to occur on or about June , 2021, which will be the fifth business day following the pricing of the Subordinated Notes (such settlement cycle being referred to as “T+6”). Under rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next two succeeding business days should consult their own advisors.
Use of Proceeds	We intend to use the net proceeds of the offering for general corporate purposes. See “Use of Proceeds”.
Sole Bookrunner	Lloyds Bank Corporate Markets plc
Joint Lead Managers	Barclays Bank plc and Goldman Sachs International
Conflict of Interest	A conflict of interest (as defined by Rule 5121 of FINRA) may exist as Lloyds Bank Corporate Markets plc, an affiliate of the Company, may participate in the distribution of the Subordinated Notes. For further information, see “Underwriting”.
Governing Law	The Subordinated Indenture (as defined below), the Eighth Supplemental Indenture (as defined below) and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes which are governed by and construed in accordance with the laws of Scotland.

Risk Factors

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus supplement and as set out below as well as the other information set out elsewhere in this prospectus supplement (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Subordinated Notes.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on our business, operations, financial condition or prospects and cause our future results to be materially different from expected results. Our results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties we face. We have described only those risks relating to our operations or an investment in the Subordinated Notes that we consider to be material. There may be additional risks that we currently consider not to be material or of which we are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and we are not in a position to express a view on the likelihood of any such contingency occurring. Investors should note that they bear our solvency risk. Each of the risks highlighted below could have a material adverse effect on the amount of principal and interest which investors will receive in respect of the Subordinated Notes. In addition, each of the highlighted risks could adversely affect the trading price of the Subordinated Notes or the rights of investors under the Subordinated Notes and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of an investment in the Subordinated Notes.

We believe that the factors described below as relating to the Subordinated Notes represent the principal risks inherent in investing in Subordinated Notes, but we may be unable to pay interest, principal or other amounts on or in connection with the Subordinated Notes for other reasons and we do not represent that the statements below regarding the risks of holding the Subordinated Notes are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus supplement (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of our Annual Report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference herein.

Risks relating to the Subordinated Notes

There are limitations on the remedies available to you and the Trustee should we fail to pay principal or interest on the Subordinated Notes.

The sole remedy in the event of any non-payment of principal or interest on the Subordinated Notes is that the Trustee may, on your behalf, subject to applicable laws, institute proceedings for the winding up of LBG. In the event of a winding up of LBG, whether or not instituted by the Trustee, the Trustee may file proofs of claim with respect to any of our obligations arising under the Subordinated Notes in any such winding up.

The Trustee may not, however, declare the principal amount of any outstanding Subordinated Note to be due and payable in the event of such non-payment of principal or interest.

See “Description of the Subordinated Notes—Events of Default; Default; Limitation of Remedies” for further details.

LBG’s obligations under the Subordinated Notes are subordinated.

The obligations of LBG under the Subordinated Notes will be unsecured and subordinated and will, in the event of the winding-up of LBG, rank junior in priority of payment to the current and future claims of LBG’s creditors, other than claims in respect of any liability that is, or is expressed to be, subordinated. In a winding up, all payments on the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors. We expect from time to time to incur additional indebtedness or other obligations that will constitute senior indebtedness, and the Indenture does not contain any provisions restricting our ability to incur senior indebtedness. Although the Subordinated Notes may pay a higher rate of interest than comparable notes which are not so subordinated, there is a real risk that an investor in such Subordinated Notes will lose all or some of its investment should LBG become insolvent since the assets of LBG would be available to pay such amounts only after all the Senior Creditors of LBG have been paid in full. See also “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

An active trading market may not develop for the Subordinated Notes.

Prior to the offering, there was no existing trading market for the Subordinated Notes. We intend to apply for listing of the Subordinated Notes on the New York Stock Exchange. If, however, an active trading market does not develop or is not maintained, the market price and liquidity of the Subordinated Notes may be adversely affected. In that case, holders of the Subordinated Notes may not be able to sell Subordinated Notes at a particular time or may not be able to sell Subordinated Notes at a favorable price. The liquidity of any market for the Subordinated Notes will depend on a number of factors including:

•	the number of holders of the Subordinated Notes;

•	LBG’s credit ratings published by major credit rating agencies;

•	our financial performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Subordinated Notes;

•	prevailing interest rates; and

•	the introduction of any financial transaction tax.

We cannot assure you that an active market for the Subordinated Notes will develop or, if developed, that it will continue. Further, unlike certain bank deposits, holders of the Subordinated Notes have no ability to require repayment of their investment unless a Default or Event of Default occurs and then only in the limited circumstances described in “Description of the Subordinated Notes—Events of Default; Default; Limitation of Remedies”.

LBG’s credit ratings may not reflect all risks of an investment in the Subordinated Notes and a downgrade in credit ratings, including as a result of changes in rating agencies’ views of the level of implicit sovereign support for European banks, could adversely affect the trading prices of the Subordinated Notes.

LBG’s credit ratings may not reflect the potential impact of all risks relating to the market values of the Subordinated Notes. However, real or anticipated changes in LBG’s credit ratings will generally affect the market values of the Subordinated Notes. Credit rating agencies continually revise their ratings for companies that they follow, including LBG, and as such, the credit rating of LBG may be revised, suspended or withdrawn at any time by the assigning rating organization at their sole discretion. Any ratings downgrade could adversely affect the trading prices of the Subordinated Notes or the trading markets for the Subordinated Notes to the extent trading markets for the Subordinated Notes develop, and any ratings improvement will not necessarily increase the value of the Subordinated Notes and will not reduce market risk and other investment risks related to the Subordinated Notes. Credit ratings (i) do not reflect the risk that interest rates may rise, which may affect the values of the Subordinated Notes, which accrue interest at a fixed rate, (ii) do not address the price, if any, at which the Subordinated Notes may be resold prior to maturity (which may be substantially less than the original offering price of the Subordinated Notes), and (iii) are not recommendations to buy, sell or hold the Subordinated Notes.

The Subordinated Notes have early redemption risk.

We retain the option (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) to redeem the Subordinated Notes, in whole, but not in part, on the applicable redemption date on at least 15 calendar days’ but no more than 30 calendar days’ prior written notice. It is more likely that we will redeem the Subordinated Notes prior to the respective maturity date to the extent that the interest payable on such notes is greater than the interest that would be payable on other instruments of ours of a comparable maturity, of comparable terms and of a comparable credit rating trading in the market. If the Subordinated Notes are redeemed prior to their respective maturity dates, you may have to re-invest the proceeds in a lower interest rate environment.

We may redeem the Subordinated Notes at any time for certain tax reasons.

We may (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Subordinated Notes at any time in whole (but not in part) upon the occurrence of certain tax changes as described in this prospectus supplement and the accompanying prospectus.

We may redeem the Subordinated Notes at any time following a Capital Disqualification Event.

We may (subject to, if and to the extent then required by the Relevant Regulator or the relevant Applicable Regulations, our giving notice to the Relevant Regulator and the Relevant Regulator granting us permission) redeem the Subordinated Notes at any time in whole (but not in part) upon the occurrence of a Capital Disqualification Event as described in this prospectus supplement and the accompanying prospectus.

We may substitute the Subordinated Notes or vary their terms without holder consent.

If a Capital Disqualification Event has occurred, then LBG may, subject to “Description of the Subordinated Notes —Conditions to Redemption, Purchase, Substitution or Variation”, but without any requirement for the consent or approval of the holders of the Subordinated Notes, at any time (whether before or following the Reset Date) either substitute all (but not some only) of the Subordinated Notes for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall agree to such substitution or variation, as provided in “Description of the Subordinated Notes —Substitution or Variation”. In the case of a substitution or variation of the terms of the Subordinated Notes, while the new substituted or modified securities must have terms that are not materially less favorable to an investor than the Subordinated Notes, there can be no assurance that, whether due to the particular circumstances of each holder of Subordinated Notes or otherwise, such substituted or modified securities will be as favorable to each holder of Subordinated Notes in all respects.

Holders cannot require us to redeem the Subordinated Notes early.

Holders have no right to require us to redeem the Subordinated Notes prior to the maturity date thereof.

Limitation on our gross-up obligation under the Subordinated Notes.

Our obligation to pay additional amounts in respect of certain withholding taxes under the terms of the Subordinated Notes applies only to payments of interest due and paid under Subordinated Notes and not to payments of principal. We will not be required to pay any additional amounts under the terms of the Subordinated Notes to the extent any withholding or deduction applied to payments of principal. Accordingly, if any such withholding or deduction were to apply to any payments of principal under the Subordinated Notes, you may receive less than the full amount due under the Subordinated Notes, and the market value of the Subordinated Notes may be adversely affected.

Because the Subordinated Notes accrue interest at a fixed rate, the amount of interest payable on the Subordinated Notes on the fixed rate interest payment date may be below market interest rates.

Because interest payable on the Subordinated Notes accrues at a fixed rate, there can be no guarantee that the interest you will receive on the relevant interest payment date will be equal to or greater than the market interest rate on such a date. LBG does not have any control over a number of factors that may affect market interest rates, including economic, financial, and political events, such as the tightening of monetary policy, that are important in determining the existence, magnitude, and longevity of these risks and their results. See also “—The interest rate on the Subordinated Notes will reset on the Rest Date”. You should have a view as to the fixed interest rate on the Subordinated Notes and its level relative to market interest rates before investing.

The interest rate on the Subordinated Notes will reset on the Reset Date.

The interest rate on the Subordinated Notes will initially be               % per annum from, and including, June , 2021 to, but excluding, the Reset Date. From, and including, the Reset Date to, but excluding, December , 2031, the interest rate on the Subordinated Notes will be at a rate per annum calculated by the Calculation Agent on the Reset Determination Date as being equal to the sum of the Reset Reference Rate (expressed as a rate per annum) and %.

As a result, the interest rate on the Subordinated Notes following the Reset Date may be less than its initial interest rate, which would affect the amount of any interest payments and, by extension, could affect their market value.

The historical Benchmark Gilt rates are not an indication of future Benchmark Gilt rates.

In the past, Benchmark Gilt rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of Benchmark Gilt rates are not necessarily indicative of future levels. Any historical upward or downward trend in Benchmark Gilt Rates is not an indication that Benchmark Gilt rates are more or less likely to increase or decrease at any time, and you should not take the historical Benchmark rates as an indication of future rates.

Under the terms of the Subordinated Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes, by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes will further be required to acknowledge and agree that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. See “—Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action”.

For these purposes, a “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power). For more information, see “Description of the Subordinated Notes—Agreement with Respect to the Exercise of the U.K. Bail-in Power”.

Holders of the Subordinated Notes may be required to absorb losses in the event we become subject to recovery and resolution action.

The stated aim of the Bank Recovery and Resolution Directive (the “BRRD”) is to provide authorities designated by Member States to apply the resolution tools and exercise the resolution powers set forth in the BRRD (the “resolution authorities”) with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The BRRD was implemented in the United Kingdom under the Banking Act (as amended) before the U.K.’s withdrawal from the EU. The powers granted to the U.K. resolution authorities under the Banking Act include (but are not limited to) (i) a “write-down and conversion power” relating to Tier 1 and Tier 2 capital instruments (including the Subordinated Notes) and (ii) a “bail-in” power relating to eligible liabilities (including the Subordinated Notes). Such powers give resolution authorities the ability to write down or write off all or a portion of the claims of certain unsecured creditors of a failing institution or group and/or to convert certain debt claims into another security, including ordinary shares of the surviving Group entity, if any, which ordinary shares may also be subject to write-down or write-off.

The write-down and conversion power may be used prior to resolution and for these purposes the point of nonviability will be the point at which the relevant U.K. resolution authority determines that LBG or a member of its group meets the conditions for resolution (but no resolution action has yet been taken) or that the relevant entity will no longer be viable unless the relevant capital instruments are written down or converted or the relevant entity requires extraordinary public support, without which the relevant U.K. resolution authority determines that the relevant entity would no longer be viable. The conditions for use of the bail-in power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) having regard to timing and other relevant circumstances, it is not reasonably likely that (ignoring the stabilization powers) action will be taken by or in respect of the bank to avoid the failure of the bank, (iii) the relevant U.K. resolution authority determines that it is necessary having regard to the public interest to exercise the bail-in power in the advancement of one of the statutory objectives of resolution and (iv) that one or more of those objectives would not be met to the same extent by the winding up of the bank. The Banking Act contains certain other limited safeguards for creditors in specific circumstances which (a) in the case of the write-down and conversion power, may provide compensation to holders of the relevant capital instruments via the issue or transfer of ordinary shares or other equity securities of the bank or its parent undertaking in certain circumstances and (b) in the case of senior creditors, aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings.

As the parent company of U.K. banks, we are subject to the “Special Resolution Regime” under the Banking Act, that gives wide powers in respect of U.K. banks and their parent and other group companies to HM Treasury, the Bank of England (including the Prudential Regulation Authority (the “PRA”)), and the Financial Conduct Authority (the “FCA”) in circumstances where a U.K. bank has encountered or is likely to encounter financial difficulties.

It is possible that the exercise of other powers under the Banking Act, to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of holders of the Subordinated Notes and/or a material adverse effect on the price of the Subordinated Notes. The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a U.K. bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the U.K. Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of the Subordinated Notes will be subject to bail-in is likely to be inherently unpredictable and may depend on a number of factors which may be outside of our control. This determination will also be made by the relevant U.K. resolution authority and there may be many factors, including factors not directly related to us or the Group, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a U.K. bail-in power may occur which would result in a principal write-off or conversion to other securities, including equity. Moreover, as the criteria that the relevant U.K. resolution authority will be obliged to consider in exercising any U.K. bail-in power provide it with considerable discretion, holders of the Subordinated Notes may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such power and consequently its potential effect on us, the Group and the Subordinated Notes. Potential investors in the Subordinated Notes should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued interest, if such statutory loss absorption measures are acted upon.

Holders of Subordinated Notes may have limited rights or no rights to challenge any decision of the relevant U.K. resolution authority to exercise the U.K. bail-in power or to have that decision reviewed by a judicial or administrative process or otherwise.

Accordingly, trading behavior in respect of the Subordinated Notes is not necessarily expected to follow the trading behavior associated with other types of securities that are not subject to such recovery and resolution powers. Potential investors in the Subordinated Notes should consider the risk that a holder of the Subordinated Notes may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Subordinated Notes may be converted into ordinary shares. Further, the introduction or amendment of such recovery and resolution powers, and/or any implication or anticipation that they may be used, may have a significant adverse effect on the market price of the Subordinated Notes, even if such powers are not used.

Your rights may be limited in respect of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority.

There may be limited protections, if any, that will be available to holders of securities subject to the U.K. bail-in power (including the Subordinated Notes) and to the broader resolution powers of the relevant U.K. resolution authority. For example, although under the Banking Act the Bank of England’s resolution instrument with respect to the exercise of the bail-in tool must set out the provisions allowing for securities to be transferred, cancelled or modified (or any combination of these), the resolution instrument may make any other provision that the Bank of England considers to be appropriate in exercising its specific powers. Such other provisions are expected to be specific and tailored to the circumstances that have led to the exercise of the bail-in tool under the Banking Act and there is uncertainty as to the extent to which usual processes or procedures under English law will be available to holders of securities (including the Subordinated Notes). Accordingly, you may have limited or circumscribed rights to challenge any decision of the Bank of England or other relevant U.K. resolution authority to exercise its U.K. bail-in power.

Other powers contemplated by the Banking Act may affect your rights under, and the value of your investment in, the Subordinated Notes.

In addition to the capital instruments write-down and conversion power and the bail-in tool, the Banking Act includes powers to (a) transfer all or some of the securities issued by a U.K. bank or its parent, or all or some of the property, rights and liabilities of a U.K. bank or its parent (which would include the Subordinated Notes), to a commercial purchaser or, in the case of securities, into temporary public ownership (to HM Treasury or an HM Treasury nominee), or, in the case of property, rights or liabilities, to a bridge bank (an entity owned by the Bank of England); (b) together with another resolution tool only, transfer impaired or problem assets to one or more publicly owned asset management vehicles to allow them to be managed with a view to maximizing their value through eventual sale or orderly wind-down; (c) override any default provisions, contracts or other agreements, including provisions that would otherwise allow a party to terminate a contract or accelerate the payment of an obligation; (d) commence certain insolvency procedures in relation to a U.K. bank; and (e) override, vary or impose contractual obligations, for reasonable consideration, between a U.K. bank or its parent and its group undertakings (including undertakings which have ceased to be members of the group), in order to enable any transferee or successor bank of the U.K. bank to operate effectively.

The Banking Act also gives power to HM Treasury to make further amendments to the law for the purpose of enabling it to use these powers effectively, potentially with retrospective effect.

The powers set out in the Banking Act could affect how credit institutions (and their parent companies) and investment firms are managed as well as, in certain circumstances, the rights of creditors. Accordingly, the taking of any actions contemplated by the Banking Act may affect your rights under the Subordinated Notes, and the value of your Subordinated Notes may be affected by the exercise of any such powers or threat thereof.

The circumstances under which the relevant U.K. resolution authority would exercise its U.K. bail-in power or other resolutions tools under the Banking Act or future legislative or regulatory proposals are uncertain, which may affect the value of your Subordinated Notes.

There remains significant uncertainty regarding the ultimate nature and scope of the resolution powers under the Banking Act (and such significant uncertainty may exist with respect to any other resolution powers or tools enacted under future legislative or regulatory proposals), as well as the manner in which such powers would affect us and our securities (including the Subordinated Notes) if such powers were exercised. For example, although the exercise of the capital instruments write-down and conversion power and certain other resolution tools under the Banking Act are subject to certain pre-conditions thereunder, there remains uncertainty regarding the specific factors (including, but not limited to, factors outside our control or not directly related to us) which the Bank of England would consider in deciding whether to exercise such powers with respect to us or our securities. In particular, because the Banking Act allows for the Bank of England to exercise its discretion in choosing which resolution tool or tools to apply, it will be difficult to predict whether the exercise of the Bank of England’s resolution powers will result in a principal write-off or conversion to equity. You may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such resolution powers and consequently its potential effect on us or the Subordinated Notes.

Accordingly, it is not yet possible to assess the full impact of the exercise of the U.K. bail-in power pursuant to the Banking Act or otherwise on us, and there can be no assurance that the taking of any actions contemplated therein would not adversely affect your rights, the price or value of your investment in the Subordinated Notes and/or our ability to satisfy our obligations under the Subordinated Notes.

The Subordinated Notes may not be a suitable investment for investors.

An investor should reach a decision to invest in the Subordinated Notes after carefully considering, in conjunction with his or her advisors, the suitability of the Subordinated Notes in light of his or her investment objectives and the other information set out in this prospectus supplement and the accompanying prospectus. The issue price, interest rate and yield to maturity of the Subordinated Notes are expected to reflect the additional risks borne by investors in the Subordinated Notes when compared to those of Senior Creditors and bank depositors. Neither LBG nor the Underwriters makes any recommendation as to whether the Subordinated Notes are a suitable investment for any person. See “Important Information—MiFID II product governance / Professional investors and ECPs only target market,” “Important Information—PRIIPS Regulation / Prohibition of sales to EEA retail investors” and “Important Information— U.K. PRIIPs Regulation / Prohibition of sales to U.K. retail investors.”

There is no limit on the amount or type of further securities or indebtedness that LBG may issue or incur.

There is no restriction on the amount of securities or other liabilities that LBG may issue or incur and which rank senior to, or pari passu with, the Subordinated Notes. The issue of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by holders of the Subordinated Notes on a winding up of LBG and may limit LBG’s ability to meet its obligations under the Subordinated Notes. In addition, the Subordinated Notes do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the Subordinated Notes or securities having similar or different provisions.

The Subordinated Notes are obligations exclusively of LBG and LBG is structurally subordinated to the creditors of its subsidiaries.

The Subordinated Notes are obligations exclusively of LBG. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the holders of the Subordinated Notes would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

The Subordinated Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other government agency.

The Subordinated Notes are our obligations but are not bank deposits. In the event of our insolvency, the Subordinated Notes will rank equally with our other unsecured, subordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund, the U.K. Financial Services Compensation Scheme or any other government agency.

Changes in law may adversely affect the rights of holders of the Subordinated Notes or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Capital Disqualification Event or a Tax Event would entitle LBG, at its option, to redeem the Subordinated Notes, in whole but not in part, as described in more detail under “Description of the Subordinated Notes—Redemption due to a Capital Disqualification Event” and “Description of the Subordinated Notes—Tax Redemption”. See also “—We may redeem the Subordinated Notes at any time for certain tax reasons” and “—We may redeem the Subordinated Notes at any time following a Capital Disqualification Event”.

Holders of the Subordinated Notes may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for holders of the Subordinated Notes to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Subordinated Notes.

Use of Proceeds

The net proceeds from the sale of the Subordinated Notes, less the underwriting compensation stated on the cover of this prospectus supplement and expenses payable by us estimated at £         (based on the latest pound sterling/U.S. dollar exchange rate of £        /U.S. $       , as announced by the U.S. Federal Reserve Board on June    , 2021), are estimated to be £        . These proceeds will be used for general corporate purposes.

Capitalization of the Group

The Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at March 31, 2021 is set out in the report on Form 6-K dated April 28, 2021, which is incorporated by reference herein.

Description of the Subordinated Notes

The following is a summary of certain terms of the Subordinated Notes. It supplements the description of the general terms of the debt securities of any series we may issue contained in the accompanying prospectus under the heading “Description of Debt Securities”. If there is any inconsistency between the following summary and the description in the accompanying prospectus, the following summary governs.

The Subordinated Notes will be issued in an aggregate principal amount of £ and will mature on December    , 2031. Interest will accrue on the Subordinated Notes from (and including) the date of issuance to (but excluding) December    , 2026 (the “Reset Date”), at a rate of % per annum (the “Initial Interest Rate”), and from (and including) the Reset Date to (but excluding) maturity (the “Reset Period”), at a rate per annum calculated by the Calculation Agent on the Reset Determination Date (as defined below) as being equal to the sum of the Reset Reference Rate (as defined below) (expressed as a rate per annum) and % (the “Margin”), such sum being converted to a semi-annual rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down) (the “Reset Rate of Interest”). Interest will be payable semi-annually in arrears on June and December of each year (each, an “Interest Payment Date”), commencing on December    , 2021 to (and including) maturity. Interest will be paid to holders of record of the Subordinated Notes in respect of the principal amount thereof outstanding at the close of business of the relevant Clearing System on the Clearing System Business Day immediately preceding the relevant Interest Payment Date, whether or not a Business Day.

Interest on the Subordinated Notes will be calculated on the basis of the number of days in the relevant period, from and including the date from which interest begins to accrue to, but excluding, the date on which it falls due, divided by the actual number of days in the interest period in which the relevant period falls (including the first such day but excluding the last). If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

All calculations of the Calculation Agent, in the absence of manifest error, will be conclusive for all purposes and binding on LBG, the Calculation Agent, the Trustee, the Paying Agent and on the holders of the Subordinated Notes.

All pounds sterling amounts used in or resulting from such calculations will be rounded to the nearest pence (with one half-pence being rounded upwards).

Notwithstanding the foregoing, if the Reset Rate of Interest in accordance with the foregoing provisions would otherwise be lower than 0% per annum, the Reset Rate of Interest will be 0% per annum.

There shall be no Deferred Payment Dates (as defined in the accompanying prospectus) in respect of the Subordinated Notes.

In this description of the Subordinated Notes, the following expressions have the following meanings:

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and prudential supervision (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing (and for so long as the same are applicable in the United Kingdom), any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or the Group (as defined below)).

“Business Day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in London, England.

“Capital Disqualification Event” shall be deemed to have occurred if at any time LBG determines that there is a change (which has occurred or which the Relevant Regulator considers to be sufficiently certain) in the regulatory

classification of the Subordinated Notes which becomes effective after June    , 2021 (the “Issue Date”) and that results, or would be likely to result, in the entire principal amount of the Subordinated Notes being excluded from the Tier 2 Capital of LBG and/or the Group (other than as a result of any applicable limitation on the amount of such capital).

“Clearing System Business Day” means a day on which each of Euroclear and Clearstream, Luxembourg is open for business.

“Group” means LBG and its subsidiaries and subsidiary undertakings from time to time.

“London Banking Day” means any day (other than a Saturday, a Sunday or a public holiday) in which dealings in pounds sterling are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Relevant Regulator” means the Bank of England acting as the Prudential Regulation Authority through its Prudential Regulation Committee or such other governmental authority in the United Kingdom (or if LBG becomes domiciled in a jurisdiction other than the United Kingdom, in such other jurisdiction) having primary supervisory authority with respect to LBG and/or the Group in such circumstances.

“Reset Determination Date” means the second London Banking Day immediately preceding the Reset Date.

“Reset Reference Banks” means five leading gilt dealers in the principal interbank market relating to sterling selected by LBG.

“Reset Reference Rate” means in respect of the Reset Period, the gross redemption yield (as calculated by the Calculation Agent on the basis set out by the United Kingdom Debt Management Office in the paper “Formulae for Calculating Gilt Prices from Yields”, page 5, Section One: Price/Yield Formulae “Conventional Gilts”; Double dated and Undated Gilts with Assumed (or Actual) Redemption on a Quasi-Coupon Date (published 8 June 1998, as amended or updated from time to time) or if such basis is no longer in customary market usage at such time, in accordance with generally accepted market practice at such time) on a semi-annual compounding basis (converted to an annualized yield and rounded up (if necessary) to three decimal places) of the Benchmark Gilt in respect of the Reset Period, with the price of the Benchmark Gilt for the purpose of determining the gross redemption yield being the arithmetic average rounded (if necessary) to the nearest 0.001 per cent. (0.0005 per cent. being rounded upwards)) of the bid and offered prices of such Benchmark Gilt quoted by the Reset Reference Banks at 11:00 a.m. (London time) on the Reset Determination Date on a dealing basis for settlement on the next following dealing day in London. Such quotations shall be obtained by or on behalf of LBG and provided to the Calculation Agent. If at least four quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If only two or three quotations are provided, the Reset Reference Rate will be determined by reference to the rounded arithmetic mean of the quotations provided. If only one quotation is provided, the Reset Reference Rate will be determined by reference to the rounded quotation provided. If no quotations are provided, the Reset Reference Rate shall be the Initial Interest Rate less the Margin, where:

(i)	“Benchmark Gilt” means, in respect of the Reset Period, such United Kingdom government security customarily used in the pricing of new issues having a term of five years as LBG (on the advice of an investment bank of international repute) may determine to be appropriate following any guidance published by the International Capital Market Association at the relevant time; and

(ii)	“dealing day” means a day on which the London Stock Exchange plc (or such other stock exchange on which the Benchmark Gilt is at the relevant time listed) is ordinarily open for the trading of securities.

“Senior Creditors” means in respect of LBG (i) creditors of LBG whose claims are admitted to proof in the winding-up or administration of LBG and who are unsubordinated creditors of LBG and (ii) creditors of LBG whose claims are or are expressed to be subordinated to the claims of other creditors of LBG (other than those whose claims constitute, or would, but for any applicable limitation on the amount of such capital, constitute Tier 1 Capital or Tier 2 Capital of LBG, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of holders of the Subordinated Notes).

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

General

The Subordinated Notes will constitute our direct, unconditional, unsecured, unguaranteed and subordinated obligations ranking pari passu without any preference among themselves and ranking junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of LBG. In a winding up or in the event that an administrator has been appointed in respect of us and notice has been given that it intends to declare and distribute a dividend, all amounts due in respect of or arising under (including any damages awarded for breach of any obligations under) the Subordinated Notes will be subordinated to, and subject in right of payment to the prior payment in full of, all claims of all Senior Creditors.

The rights and claims of the holders of the Subordinated Notes shall rank at least pari passu with the claims of holders of all obligations of LBG which constitute, or would but for any applicable limitation on the amount of such capital constitute, Tier 2 Capital of LBG and in priority to (1) the claims of holders of all obligations of LBG which constitute Tier 1 Capital of LBG, (2) the claims of holders of all undated or perpetual subordinated obligations of LBG and (3) the claims of holders of all share capital of LBG.

In addition, because we are a holding company, our rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including in the case of bank subsidiaries, their depositors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

The Subordinated Notes will constitute a separate series of subordinated debt securities issued under the indenture dated as of November 4, 2014 (the “Subordinated Indenture”) between us and The Bank of New York Mellon acting through its London Branch, as trustee (the “Trustee”), as amended by an eighth supplemental indenture to be dated as of June        , 2021 (the “Eighth Supplemental Indenture” and, together with the Subordinated Indenture, the “Indenture”) between us and the Trustee. Book-entry interests in the Subordinated Notes will be issued in minimum denominations of £100,000 and in integral multiples of £1,000 in excess thereof.

The Bank of New York Mellon, acting through its London Branch, is designated as the paying agent. We may at any time designate additional paying agents or rescind the designation of paying agents or approve a change in the office through which any paying agent acts.

We will issue the Subordinated Notes in fully registered form. Upon issuance, the Subordinated Notes will be represented by one or more fully registered global certificates (“Global Certificates”). Each such Global Certificate will be deposited with a common depositary for Clearstream Banking, S.A. (“Clearstream, Luxembourg”) and Euroclear Bank SA/NV (“Euroclear” and, together with Clearstream, Luxembourg, the “Clearing Systems”) and registered in the name of such common depositary or its nominee. You will hold a beneficial interest in the Subordinated Notes through the facilities of Clearstream, Luxembourg and Euroclear. For a more detailed summary of the form of the Subordinated Notes and settlement and clearance arrangements, you should read “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of Clearstream, Luxembourg and Euroclear, as the case may be. Definitive debt securities will only be issued in limited circumstances described under “Description of Certain Provisions Relating to Debt Securities and Capital Securities—Form of Debt Securities and Capital Securities; Book-Entry System” in the accompanying prospectus.

Payment of principal of and interest, if any, on the Subordinated Notes, so long as the Subordinated Notes are represented by Global Certificates, will be made in immediately available funds. Beneficial interests in the Global

Certificates will trade in the same-day funds settlement system of Clearstream, Luxembourg and Euroclear, as the case may be, and secondary market trading activity in such interests will therefore settle in same-day funds.

All payments in respect of the Subordinated Notes by us or our paying agent will be made subject to any deduction or withholding that may be imposed or levied by any jurisdiction. Except as provided under “—Payment of Additional Amounts” in the accompanying prospectus, no additional amounts will be paid on the Subordinated Notes with respect to any such amounts withheld. For the avoidance of doubt, notwithstanding anything to the contrary herein, if by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted or issued in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement, any of us, the Trustee, our paying agent or another withholding agent deducts and withholds from any amount payable on, or in respect of, the Subordinated Notes, the amounts so deducted or withheld shall be treated as having been paid to the holder of the Subordinated Notes, and no additional amounts will be paid on account of any such deduction or withholding. Neither we, the Trustee nor our paying agent shall have any liability in connection with our compliance with any such withholding obligation under applicable law.

Agreement with Respect to the Exercise of U.K. Bail-in Power

Notwithstanding any other agreements, arrangements, or understandings between us and any holder or beneficial owner of the Subordinated Notes by purchasing or acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power (as defined below) by the relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Subordinated Notes into shares or other securities or other obligations of LBG or another person (and the issue to or conferral on the holder of such shares, securities or obligations), including by means of amendment, modification or variation of the terms of the Subordinated Notes; and/or (iii) the amendment or alteration of the maturity of the Subordinated Notes, or amendment of the amount of interest due on the Subordinated Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; any U.K. bail-in power may be exercised by means of variation of the terms of the Subordinated Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. bail-in power. With respect to (i), (ii) and (iii) above, references to principal and interest shall include payments of principal and interest that have become due and payable (including principal that has become due and payable at the maturity date), but which have not been paid, prior to the exercise of any U.K. bail-in power. Each holder and each beneficial owner of the Subordinated Notes further acknowledges and agrees that the rights of the holders and/or beneficial owners under the Subordinated Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

For these purposes, a “U.K. bail-in power” is any write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to us and the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted in the United Kingdom within the context of the U.K. resolution regime under the Banking Act as the same has been or may be amended from time to time (whether pursuant to the Banking Reform Act 2013, secondary legislation or otherwise), pursuant to which obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, amended, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (and a reference to the “relevant U.K. resolution authority” is to any authority with the ability to exercise a U.K. bail-in power).

According to the principles contained in the Banking Act, we expect that the relevant U.K. resolution authority would exercise its U.K. bail-in power in respect of the Subordinated Notes having regard to the hierarchy of creditor claims and that the holder or beneficial owner of the Subordinated Notes would be treated equally in respect of the exercise of the U.K. bail-in power with all other claims that would rank pari passu with the Subordinated Notes upon an insolvency of LBG.

No repayment of the principal amount of the Subordinated Notes or payment of interest on the Subordinated Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. resolution authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by us under the laws and regulations of the United Kingdom applicable to us or other members of the Group. See also “Risk Factors—Under the terms of the Subordinated Notes, you will agree to be bound by and consent to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.”

Neither a reduction or cancellation, in part or in full, of the principal amount of, or interest on, the Subordinated Notes or the conversion thereof into another security or obligation of LBG or another person, as a result of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to LBG, nor the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes will be a default or an event of default for any purpose.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Subordinated Indenture shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes to the extent permitted by the Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes.

By its acquisition of the Subordinated Notes, each holder and each beneficial owner of the Subordinated Notes acknowledges and agrees that:

(i) the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Subordinated Notes to direct certain actions relating to the Subordinated Notes. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. resolution authority of its decision to exercise such power with respect to the Subordinated Notes and (ii) authorized, directed and requested the relevant Clearing System and any direct participant in such Clearing System or other intermediary through which it holds such Subordinated Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such holder or beneficial owner or the Trustee.

Upon the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes, we shall provide a written notice to the Clearing Systems as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying holders and beneficial owners of such occurrence. We shall also deliver a copy of such notice to the Trustee for information purposes only.

For a discussion of certain risk factors relating to the U.K. bail-in power, see “Risk Factors—Risks relating to the Subordinated Notes”.

Events of Default; Default; Limitation of Remedies

The applicable defaults, events of default and limitations of remedies which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Events of Default” and “Description of Debt Securities—Events of Default; Default; Limitation of Remedies—Subordinated Debt Security Defaults”.

Additional Issuances

We may, without the consent of the holders of the Subordinated Notes, issue additional notes having the same ranking and same interest rate, maturity date, redemption terms and other terms as the Subordinated Notes described in this prospectus supplement except for the price to the public, issue date and first Interest Payment Date, provided however that such additional notes that form part of the same series as the Subordinated Notes must be fungible with the outstanding Subordinated Notes for U.S. federal income tax purposes. Any such additional notes, together with the Subordinated Notes offered by this prospectus supplement, will constitute a single series of securities under the Indenture. There is no limitation on the amount of Subordinated Notes or other debt securities that we may issue under the Indenture.

Optional Redemption

The Subordinated Notes will, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, be redeemable in whole, but not in part, at the option of LBG on any day falling in the period commencing on (and including) September            , 2026 and ending on (and including) the Reset Date at 100% of their principal amount, together with any accrued and unpaid interest on the Subordinated Notes (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Subordinated Notes will be given to holders not less than 15 nor more than 30 calendar days prior to the date fixed for redemption in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Tax Redemption

If at any time a Tax Event has occurred, LBG may, subject to the satisfaction of the conditions described under “—Conditions to Redemption, Purchase, Substitution or Variation” below, redeem the Subordinated Notes, in whole but not in part, at any time, at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” will be deemed to have occurred if LBG determines that:

(1) as a result of a Tax Law Change, in making any payments on the Subordinated Notes, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts (as defined in the accompanying prospectus) to any holder pursuant to “—Payment of Additional Amounts” below and/or

(2) a Tax Law Change would:

•	result in LBG not being entitled to claim a deduction in respect of any payments (or its corresponding funding costs as recognized in its financial statements) in respect of the Subordinated Notes in computing its taxation liabilities or the amount or value of such deduction to LBG would be materially reduced;

•	prevent the Subordinated Notes from being treated as loan relationships for United Kingdom tax purposes;

•	as a result of the Subordinated Notes being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as of the Issue Date or any similar system or systems having like effect as may from time to time exist);

•	result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Subordinated Notes or the conversion of the Subordinated Notes into shares or other obligations of LBG (including, pursuant to the terms and conditions of the Subordinated Notes or as a result of the exercise of any regulatory powers under the Banking Act 2009); or

•	result in a Subordinated Note or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Subordinated Notes by taking measures reasonably available to it.

“Tax Law Change” means a change in, or amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes effective on or after the Issue Date, or (y) in the case of a change in law, if such change is enacted by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Notice of any redemption of the Subordinated Notes due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days prior to the relevant redemption date in accordance with “—Conditions to Redemption, Purchase, Substitution or Variation” below, and to the Trustee at least five (5) Business Days prior to the date notice is sent to holders, unless a shorter notice period shall be satisfactory to the Trustee.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee (i) a legal opinion, in a form satisfactory to the Trustee, to the effect that a Tax Event has occurred, and (ii) an officer’s certificate confirming that (1) all the conditions necessary for redemption have occurred and that LBG could not avoid the consequences of the Tax Event by taking measures reasonably available to it, and (2) that LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG on the Issue Date. The Trustee shall be entitled to accept such opinion and officer’s certificate without any further inquiry and without liability to any person, in which event such opinion and officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Capital Disqualification Event Redemption

We may redeem the Subordinated Notes, in whole but not in part, at any time, upon not less than 30 calendar days’ nor more than 60 calendar days’ notice to the holders of the Subordinated Notes, if at any time immediately prior to the giving of the notice referred to above a Capital Disqualification Event has occurred. In the event of such a redemption, the redemption price of the Subordinated Notes will be 100% of their principal amount together with any accrued but unpaid interest to, but excluding, the date fixed for redemption. Any right of redemption will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that (1) a Capital Disqualification Event has occurred, and (2) LBG has demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders of the Subordinated Notes.

Substitution or Variation

If a Capital Disqualification Event has occurred and is continuing, then LBG may, subject to “—Conditions to Redemption, Purchase, Substitution or Variation” below, but without any requirement for the consent or approval of the holders of the Subordinated Notes, at any time (whether before, on or following the Reset Date) either substitute all (but not some only) of the Subordinated Notes for, or vary the terms of the Subordinated Notes so that they remain or, as appropriate, become, Compliant Securities, and the Trustee shall (subject to the below) agree to such substitution or variation. Upon the expiry of such notice, LBG shall either vary the terms of or substitute the Subordinated Notes, as the case may be.

Notice of any substitution or variation of the Subordinated Notes due to the occurrence of a Capital Disqualification Event will be given to holders not less than 30 nor more than 60 calendar days prior to the date of substitution or variation (as applicable), and to the Trustee at least five (5) Business Days prior to the date of such notice to holders, unless a shorter notice period shall be satisfactory to the Trustee. Such notice shall specify the date fixed for substitution or, as the case may be, variation of the Subordinated Notes and shall, except as otherwise provided herein, be irrevocable.

Prior to the giving of any notice of substitution or variation, LBG must deliver to the Trustee an officer’s certificate stating that a Capital Disqualification Event has occurred, setting out the details thereof, and stating that the terms of the relevant Compliant Securities comply with the definition thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry and without liability to any person, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the holders and beneficial owners of the Subordinated Notes.

“Compliant Securities” means securities issued directly by LBG that:

(a) have terms not materially less favorable to an investor than the terms of the Subordinated Notes (as reasonably determined by LBG in consultation with an investment bank or financial adviser of international standing (which in either case is independent of LBG)) and provided that LBG has delivered an officer’s certificate to such effect (including as to such consultation) to the Trustee (upon which the Trustee shall be entitled to rely without further inquiry and without liability to any person) prior to the issue or variation of the relevant securities);

(b) subject to (a) above (1) contain terms which comply with the then current requirements of the Relevant Regulator in relation to Tier 2 capital; (2) provide for the same interest rate and Interest Payment Dates from time to time applying to the Subordinated Notes; (3) rank pari passu with the ranking of the Subordinated Notes; (4) preserve any existing rights under the Indenture to any accrued interest or other amounts which have not been either paid or canceled; and (5) preserve the obligations of LBG as to payments of principal in respect of the Subordinated Notes, including (without limitation) as to the timing and amount of such payments;

(c) are (1) listed on the New York Stock Exchange or (2) listed on such other stock exchange as is a Recognized Stock Exchange at that time as selected by LBG and;

(d) where the Subordinated Notes which have been substituted or varied had a published rating (solicited by, or assigned with the cooperation of, LBG) from a Rating Agency immediately prior to their substitution or variation, each such Rating Agency has ascribed, or announced its intention to ascribe, an equal or higher published rating to the relevant Compliant Securities.

“Recognized Stock Exchange” means a recognized stock exchange as defined in section 1005 of the U.K. Income Tax Act 2007 as the same may be amended from time to time and any provision, statute or statutory instrument replacing the same from time to time.

Purchases

We may at any time, and from time to time, purchase Subordinated Notes in the open market or by tender or by private agreement in any manner and at any price or at differing prices. Subordinated Notes purchased or otherwise acquired by us may be (i) held, (ii) resold or (iii) at our sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold). Any such purchases will be subject to the conditions set forth under “—Conditions to Redemption, Purchase, Substitution or Variation” below.

Conditions to Redemption, Purchase, Substitution or Variation

Any redemption, purchase, substitution or variation of the Subordinated Notes prior to the maturity date is subject to:

(a) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem, purchase, substitute or vary the Subordinated Notes, as the case may be (in each case to the extent, and in the manner, required by the relevant Applicable Regulations); and

(b) in respect of any redemption of the Subordinated Notes proposed to be made prior to the fifth anniversary of the date of issuance of the Subordinated Notes, if and to the extent then required under the Applicable Regulations: (A) in the case of an optional redemption due to a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date; or (B) in the case of redemption following the occurrence of a Capital Disqualification Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(c) if and to the extent then required under the Applicable Regulations, either: (A) LBG having replaced the Subordinated Notes with instruments qualifying as own funds of equal or higher quality on terms that are sustainable for the income capacity of LBG; or (B) (save in the case of sub-paragraph (d)(A) below) LBG demonstrating to the satisfaction of the Relevant Regulator that the own funds and eligible liabilities of LBG would, following such redemption, purchase, substitution or variation exceed its minimum applicable capital requirements (including any applicable buffer requirements) by a margin that the Relevant Regulator considers necessary at such time; and

(d) in the case of any purchase prior to the fifth anniversary of the date of issuance of the Subordinated Notes, in addition to satisfying either of the conditions specified in paragraph (c) above, either: (A) LBG having, before or at the same time as such purchase, replaced the Subordinated Notes with own funds instruments of equal or higher quality at terms that are sustainable for the income capacity of LBG, and the Relevant Regulator having permitted such action on the basis of the determination that it would be beneficial from a prudential point of view and justified by exceptional circumstances; or (B) the relevant Subordinated Notes being purchased for market-making purposes in accordance with the Applicable Regulations.

Notwithstanding the above conditions, if, at the time of any redemption, purchase, substitution or variation, the then-prevailing Applicable Regulations permit the repayment or purchase only after compliance with one or more alternative or additional preconditions to those set out above, LBG shall comply with such other and/or, as appropriate, additional pre-condition(s).

Modification and Waiver

The modification and waiver provisions which apply to the Subordinated Notes are described in the accompanying prospectus under “Description of Debt Securities—Modification and Waiver”.

Payment of Additional Amounts

The payment of additional amounts provisions which apply to the Subordinated Notes (and exceptions thereto) are described in the accompanying prospectus under “Description of Debt Securities—Additional Amounts”. Holders and beneficial owners should note that we will not be required to pay any additional amounts to the extent that any withholding or deduction applied to payments of principal.

Waiver of Right to Set-Off

Subject to applicable law, no holder or beneficial owner of the Subordinated Notes may exercise or claim any right of set-off, counterclaim, combination of accounts, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with the Subordinated Notes and each holder and beneficial owner of the Subordinated Notes shall, by virtue of its holding of any Subordinated Notes, be deemed to have waived any right of set-off, counterclaim, or combination of accounts, compensation and retention with respect to such Subordinated Note or the Indenture (or between our obligations under or in respect of any Subordinated Note and any liability owed by a holder or the Trustee to us) that they might otherwise have against us, whether before or during our winding up. Notwithstanding the provisions of the foregoing sentence, if any of the said rights and claims of any holder of any Subordinated Note against LBG is discharged by set-off, compensation or retention, such holder will immediately pay an amount equal to the amount of such discharge to LBG (or, in the event of winding-up or administration of LBG, the liquidator or, as applicable, the administrator of LBG) and accordingly such discharge will be deemed not to have taken place.

Trustee; Direction of Trustee

LBG’s obligations to reimburse and indemnify the Trustee in accordance with Section 6.07 of the Subordinated Indenture (as amended by the Eighth Supplemental Indenture) shall survive the exercise of the U.K. bail-in power by the relevant U.K. resolution authority with respect to the Subordinated Notes and the Indenture.

By purchasing and acquiring the Subordinated Notes, each holder (including each beneficial owner) of the Subordinated Notes acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. resolution authority, (a) the Trustee shall not be required to take any further directions from holders of the Subordinated Notes under Section 5.12 (Control by Holders) of the Subordinated Indenture, and (b) neither the Subordinated Indenture nor the Eighth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. resolution authority, any of the Subordinated Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of such Subordinated Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Subordinated Notes following such completion to the extent that LBG and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Indenture.

In addition to the foregoing, the Trustee may decline to act or accept direction from holders unless it receives written direction from holders representing a majority in aggregate principal amount of the Subordinated Notes and security and/or indemnity satisfactory to the Trustee in its sole discretion. The Indenture shall not be deemed to require the Trustee to take any action which may conflict with applicable law, or which may be unjustly prejudicial to the holders not taking part in the direction, or which could subject the Trustee to risk or for which it is not indemnified to its satisfaction in its sole discretion.

The Trustee makes no representations regarding, and shall not be liable with respect to, the information set forth in this prospectus supplement.

Subsequent Holders’ Agreement

Holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the holders and beneficial owners of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Subordinated Notes related to the U.K. bail-in power.

Listing

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules.

Governing Law

The Subordinated Indenture, the Eighth Supplemental Indenture and the Subordinated Notes are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination and waiver of set-off provisions relating to the Subordinated Notes, which are governed by, and construed in accordance with, the laws of Scotland.

Certain U.K. and U.S. Federal Tax Consequences

The following is a summary of the material U.K. and U.S. federal tax consequences of the ownership and disposition of the Subordinated Notes by a “U.S. holder” described below that is not connected with us for relevant tax purposes, that holds the Subordinated Notes as capital assets and that purchases them as part of the initial offering of the Subordinated Notes at their “issue price”, which will be equal to the first price to the public (not including bondhouses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the Subordinated Notes is sold for money. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a Subordinated Note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not describe all of the tax consequences that may be relevant to U.S. holders in light of their particular circumstances or to U.S. holders subject to special rules, such as:

•	persons who are resident in the United Kingdom for U.K. tax purposes or who are domiciled or deemed to be domiciled in the United Kingdom;

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities that use the mark-to-market method of tax accounting;

•	persons holding Subordinated Notes as part of an integrated transaction;

•	persons whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	certain persons connected with us; or

•	persons carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom or otherwise holding Subordinated Notes in connection with a trade or business outside the United States.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership holding Subordinated Notes or a partner therein, you should consult your tax advisor as to your particular U.S. federal income tax consequences of holding and disposing of the Subordinated Notes.

The statements regarding U.K. and U.S. tax laws and practices set out below, including those regarding the U.K./U.S. double taxation convention relating to income and capital gains (the “Treaty”), are based on those laws, practices and the Treaty as of the date hereof. They are subject to changes in those laws, practices and the Treaty, and any relevant judicial decision, after the date hereof, which may apply with retrospective effect. This summary is not exhaustive of all possible tax considerations that may be relevant in the particular circumstances of each U.S. holder, including special tax accounting rules under Section 451of the U.S. Internal Revenue Code of 1986, as amended and any alternative minimum tax or Medicare contribution tax consequences. Furthermore, this summary does not deal with the tax treatment of the Subordinated Notes following an exercise of U.K. bail-in power, nor does it address any U.S. state or local tax consequences or any federal tax considerations other than U.S. federal income tax considerations. You should satisfy yourself as to the tax consequences of the acquisition, ownership and disposition of the Subordinated Notes.

United Kingdom

Payments. Interest that we pay on the Subordinated Notes will be made without withholding for or deduction of U.K. income tax, provided that the Subordinated Notes carry a right to interest and are and remain listed on a “recognised stock exchange” within the meaning of Section 1005 of the Income Tax Act 2007 (the “Act”). The New York Stock Exchange is currently a recognised stock exchange for these purposes. The Subordinated Notes will be treated as listed on the New York Stock Exchange if they are officially listed in the United States in accordance with provisions corresponding to those generally applicable in EEA states and are admitted to trading on the New York Stock Exchange.

In all other cases, an amount on account of U.K. income tax must generally be withheld at the basic rate (currently 20%), unless one of certain exceptions relating to the status of the holder applies. In particular, certain U.S. holders will be entitled to receive payments free of withholding of U.K. income tax under the Treaty and will under current HM Revenue & Customs (“HMRC”) administrative procedures be able to make a claim for the issuance of a direction by HMRC to this effect. However, such directions will be issued only on prior application to the relevant tax authorities by the holder in question. If the Subordinated Notes are not listed on a recognised stock exchange, and such a direction is not given, we will be required to withhold tax, although a U.S. holder entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Subordinated Notes constitutes U.K. source income for U.K. tax purposes and, as such, may be subject to U.K. income tax by direct assessment irrespective of the residence of the holder. However, where the payments are made without withholding or deduction on account of U.K. tax, the payments will not be assessed to U.K. income tax (other than in the hands of certain trustees) if you are not resident in the U.K. for tax purposes, except if you carry on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the payments are received or to which the Subordinated Notes are attributable (or in the case of a corporate U.S. holder, if you carry on a trade in the U.K. through a permanent establishment in the U.K. in connection with which the payments are received or to which the Subordinated Notes are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the U.K. branch or agency (or permanent establishment).

Information relating to securities may be required to be provided to HMRC in certain circumstances. This may include the value of the Subordinated Notes, details of the holders or beneficial owners of the Subordinated Notes (or the persons for whom the Subordinated Notes are held), details of the persons to whom payments derived from the Subordinated Notes are or may be paid and information and documents in connection with transactions relating to the Subordinated Notes. Information may be required to be provided by, amongst others, the holders of the Subordinated Notes, persons by (or via) whom payments derived from the Subordinated Notes are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the Subordinated Notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be provided to tax authorities in other countries.

Disposal (including Redemption). Subject to the provisions set out in the next paragraph in relation to temporary non-residents, a U.S. holder will not, upon disposal (including redemption) of a Subordinated Note, be liable for U.K. taxation on gains realized, unless at the relevant time the U.S. holder is resident for tax purposes in the U.K., carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the Subordinated Notes are attributable or, in the case of a corporate U.S. holder, if the U.S. holder carries on a trade in the U.K. through a permanent establishment in the U.K. to which the Subordinated Notes are attributable.

A U.S. holder who is an individual and who has ceased to be resident for tax purposes in the U.K. for a period of five years or less before again becoming resident for tax purposes in the U.K. and who disposes of a Subordinated Note during that period may be liable to U.K. tax on chargeable gains arising during the period of absence in respect of the disposal (including redemption), subject to any available exemption or relief.

A U.S. holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of a Subordinated Note, be subject to any U.K. income tax charge on accrued but unpaid payments of interest, unless the

U.S. holder at any time in the relevant tax year was resident in the United Kingdom or carried on a trade, profession or vocation in the U.K. through a branch or agency to which the Subordinated Note is attributable.

Annual Tax Charges. Corporate U.S. holders who are not resident in the U.K. and do not carry on a trade in the U.K. through a permanent establishment in the U.K. to which the Subordinated Notes are attributable will not be liable to U.K. tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Subordinated Notes.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”). The following paragraphs are drafted on the basis, as expected to be the case, that the Subordinated Notes are “exempt loan capital” (that is, that section 79(4) of the Finance Act 1986 applies to the Subordinated Notes). No U.K. stamp duty or SDRT should be payable on the issue, transfer or redemption of the Subordinated Notes.

United States

Characterization of the Subordinated Notes. There is no direct legal authority as to the proper U.S. federal income tax treatment of an instrument such as the Subordinated Notes that is denominated as a debt instrument and has significant debt features, but is subject to statutory bail-in powers such as the U.K. bail-in power. Therefore, prospective investors should consult their tax advisers as to the proper characterization of the Subordinated Notes for U.S. federal income tax purposes. We believe the Subordinated Notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion so assumes. If the Subordinated Notes are so treated, although the matter is not entirely clear they should be treated as “variable rate debt instruments” that provide for stated interest at a single fixed rate followed by a qualified floating rate (“QFR”) for U.S. federal income tax purposes.

For U.S. federal income tax purposes if the “stated redemption price at maturity” of a debt instrument exceeds its issue price, and the excess equals or exceeds a prescribed de minimis threshold, the debt instrument will be treated as having been issued with original issue discount (“OID”). The stated redemption price at maturity is the sum of all payments required to be made under the debt instrument, other than payments of “qualified stated interest” (“QSI”). QSI is generally stated interest unconditionally payable at least annually during the entire term of the debt instrument. Under Treasury regulations applicable to variable rate debt instruments, in order to determine the amount of OID, if any, and QSI in respect of the Subordinated Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is constructed in the following manner: (i) first, the initial fixed rate is converted to a QFR that would preserve the fair market value of such Subordinated Notes, and (ii) second, each QFR (including the QFR determined under clause (i) above) is converted to a fixed rate substitute (which generally will be the value of that QFR as of the issue date of the Subordinated Notes). Under applicable Treasury Regulations, the Subordinated Notes generally will be treated as providing for QSI at the lowest rate of interest in effect at any time under the equivalent fixed rate debt instrument, and any interest in excess of that rate generally will be treated as part of the stated redemption price at maturity and, therefore, as possibly giving rise to OID.

Based on the application of these rules to the Subordinated Notes, the expected issue price of the Subordinated Notes and current market conditions, we do not expect the Subordinated Notes to be treated as issued with OID. However, a determination as to whether the Subordinated Notes will have OID will depend on the pricing terms and thus can be made only at the time of pricing. If the Subordinated Notes are issued with OID, only the portion of interest payments treated as QSI will be includible in income in the manner described under “—Interest” below, and a U.S. holder would be required to include OID (including any portion of an interest payment that is not treated as QSI) in income as it accrues, in accordance with a constant-yield method based on compounding of interest. The remainder of this discussion assumes that the Subordinated Notes will not be issued with OID.

Interest. Interest on the Subordinated Notes (including U.K. tax withheld, if any) will be includable in income by a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

U.S. holders that use the cash method of tax accounting will be required to include in income the U.S. dollar value of a pounds sterling interest payment as determined based on the spot exchange rate on the date the payment is received, regardless of whether the payment is in fact converted into U.S. dollars at that time.

U.S. holders that use the accrual method of tax accounting will accrue interest income on the Subordinated Notes in pounds sterling and translate that amount into U.S. dollars at the average spot exchange rate in effect during the interest accrual period (or with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the relevant taxable year). Alternatively, accrual method U.S. holders may make an election (which must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service) to translate accrued interest income at the spot exchange rate on the last day of the accrual period (or the last day of the relevant taxable year in the case of an accrual period that spans over two taxable years), or at the spot exchange rate on the date the payment is received, if that date is within five business days from the last day of the accrual period. Accrual method U.S. holders will recognize foreign currency exchange gain or loss in an amount equal to the difference between the U.S. dollar value of a pounds sterling interest payment received in respect of an accrual period (determined based on the spot exchange rate on the date of receipt) and the U.S. dollar value of interest income that has accrued during that period (as determined above).

Interest will constitute foreign source income for purposes of computing a U.S. holder’s foreign tax credit limitation (which limitation is calculated separately with respect to specific classes of income). Any foreign currency exchange gain or loss will be treated as U.S.-source ordinary income or loss.

Sale, Exchange or Redemption. Upon a sale, exchange, redemption or other taxable disposition of a Subordinated Note a U.S. holder will generally recognize taxable gain or loss in an amount equal to the difference between the amount realized (excluding amounts attributable to accrued interest, which will be treated as ordinary interest income as described in “—Interest” above) and the U.S. holder’s tax basis in the Subordinated Note, each as determined in U.S. dollars. A U.S. holder’s tax basis in a Subordinated Note will generally equal the U.S. dollar value of the purchase price, determined at the spot exchange rate on the date of purchase and the U.S. dollar value of the amount realized will generally be determined by translating that amount at the spot exchange rate on the date of the sale or other disposition. However, if the Subordinated Notes are traded on an established securities market, and the U.S. holder is a cash-method taxpayer or an electing accrual-method taxpayer, the U.S. holder will determine the U.S. dollar value of the purchase price of the note and the amount realized on a sale of the note at the spot exchange rate on the settlement date of the purchase or sale. An electing accrual-method U.S. holder must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service. Upon the sale or other taxable disposition of a Subordinated Note, a U.S. holder will recognize foreign currency exchange gain or loss, which will not be treated as interest income or expense and which will generally constitute U.S.-source ordinary income or loss, in an amount equal to the difference between the U.S. dollar value of the U.S. holder’s purchase price determined at the spot exchange rate (i) on the date principal is received or the Subordinated Note is disposed of and (ii) on the date the U.S. holder acquired the note. However, a U.S. holder will recognize foreign currency exchange gain or loss with respect to the sale, exchange, redemption or other taxable disposition (including with respect to a payment of any accrued interest received on the sale, exchange, redemption or other taxable disposition) only to the extent of the total gain or loss realized on the sale or other disposition. Any gain or loss realized on the sale, exchange, redemption or other taxable disposition of a Subordinated Note in excess of the foreign currency gain or loss will generally be treated capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the U.S. holder held the Subordinated Note for more than one year. Long-term capital gains recognized by non-corporate U.S. holders are generally subject to reduced tax rates. The deductibility of capital losses may be subject to limitations. Gain or loss will generally be U.S.-source for purposes of computing a U.S. holder’s foreign tax credit limitation.

 Potential Loss Reporting Requirement. If a U.S. holder recognizes a loss upon the sale or disposition of Subordinated Notes in excess of certain thresholds, the U.S. holder may be required to file a reportable transaction disclosure statement on IRS Form 8886. U.S. holders that recognize loss with respect to the Subordinated Notes should consult their tax advisers regarding this reporting obligation.

Backup Withholding and Information Reporting. Information returns may be filed with the Internal Revenue Service in connection with payments on the Subordinated Notes and the proceeds from a sale or other disposition of the Subordinated Notes. A U.S. holder may be subject to backup withholding on these payments and proceeds if the U.S. holder fails to provide its taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Certain U.S. holders who are individuals and certain specified entities may be required to report information relating to non-U.S. accounts through which the U.S. holders hold their Subordinated Notes (or information regarding the Subordinated Notes if the Subordinated Notes are not held through any financial institution).  U.S. holders should consult their tax advisers regarding their reporting obligations with respect to the Subordinated Notes.

Proposed Financial Transactions Tax (“FTT”)

The European Commission published a proposal (the “Commission’s Proposal”) for a Directive for a common FTT in Belgium, Estonia, Germany, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (excluding Estonia, the “participating Member States”). However, Estonia has since stated that it will not participate. The Commission’s Proposal has very broad scope and could, if introduced, apply to certain dealings in the Subordinated Notes (including secondary market transactions) in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the Subordinated Notes where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT proposal remains subject to negotiation between the participating Member States and the scope and timing of any such tax is uncertain. Based on recent public statements, the participating Member States are considering a proposal that would reduce the scope of the FTT and would only concern certain listed shares. This proposal remains subject to change until final approval. Additional EU Member States may decide to participate. Prospective holders of the Subordinated Notes are advised to seek their own professional advice in relation to the FTT.

Underwriting

We and the underwriters for the offering named below (the “Underwriters”) have entered into an underwriting agreement and a pricing agreement with respect to the Subordinated Notes. Subject to certain conditions, we have agreed to sell to the Underwriters and each Underwriter has severally and not jointly agreed to purchase the principal amount of the Subordinated Notes indicated opposite such Underwriter’s name in the following table.

Underwriters	Principal Amount of Subordinated Notes
Lloyds Bank Corporate Markets plc	£
Barclays Bank plc	£
Goldman Sachs International	£
Total	£

The Underwriters propose to offer the Subordinated Notes directly to the public at the initial public offering prices set forth on the cover page of this prospectus supplement. The underwriting agreement and the pricing agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters have undertaken to purchase all of the Subordinated Notes offered by this prospectus supplement if any are purchased. The offering of the Subordinated Notes by the Underwriters is subject to receipt and acceptance and the Underwriters have the right to reject any order in whole or in part.

Conflicts of Interest

Lloyds Bank Corporate Markets plc, one of the Underwriters, is an affiliate of LBG. Lloyds Bank Corporate Markets plc will only offer and sell the Subordinated Notes outside the United States, and any offers and sales of the Subordinated Notes in the United States will be made by its selling agent, Lloyds Securities Inc. Lloyds Securities Inc. is also an affiliate of LBG. Any distribution of the Subordinated Notes offered hereby in the United States will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), which requires that, among other things, Lloyds Securities Inc. will not participate in the distribution of an offering of Subordinated Notes unless the Subordinated Notes are investment grade rated (within the meaning of Rule 5121) or are Subordinated Notes in the same series that have equal rights and obligations as investment grade rated securities or unless another exemption provided by Rule 5121 is applicable.

Matters Relating to the Initial Offering and Market-Making Resales

We intend to apply for the listing of the Subordinated Notes on the New York Stock Exchange in accordance with its rules. The Subordinated Notes are a new issue of securities with no established trading market. We have been advised by the Underwriters that the Underwriters intend to make a market in the Subordinated Notes, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Subordinated Notes.

In this prospectus supplement, the term “the offering” means the initial offering of the Subordinated Notes made in connection with their original issuance and not any subsequent resales of Subordinated Notes in market-making transactions.

The Subordinated Notes will settle through the facilities of Euroclear and/or Clearstream Luxembourg. The ISIN for the Subordinated Notes is and the Common Code is .

We have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

It is expected that delivery of the Subordinated Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the Subordinated Notes (such settlement cycle being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Subordinated Notes on the date of pricing or the next two succeeding business days will be required, by virtue of the fact that the Subordinated Notes initially will settle in T+6, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Subordinated Notes who wish to trade Subordinated Notes on the date of pricing or the next two succeeding business days should consult their own advisors.

Market-Making Resales by Affiliates

This prospectus supplement may be used by Lloyds Securities Inc. in connection with offers and sales of the Subordinated Notes in market-making transactions. In a market-making transaction, Lloyds Securities Inc. may resell a Subordinated Note it acquires from other holders, after the original offering and sale of the Subordinated Note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Lloyds Securities Inc. may act as principal, or agent, including as agent for the counterparty in a transaction in which Lloyds Securities Inc. acts as principal, or as agent for both counterparties in a transaction in which Lloyds Securities Inc. does not act as principal. Lloyds Securities Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of LBG may also engage in transaction of this kind and may use this prospectus for this purpose.

The aggregate initial offering price specified on the cover of this prospectus supplement relates to the initial offering of the Subordinated Notes described in this prospectus supplement. This amount does not include Subordinated Notes sold in market-making transactions. The latter include Subordinated Notes to be issued after the date of this prospectus supplement, as well as Subordinated Notes previously issued.

We do not expect to receive any direct proceeds from market-making transactions. We do not expect that Lloyds Securities Inc. or any other affiliate that engages in these transactions will pay any direct proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or any agent inform you in your confirmation of sale that your Subordinated Note is being purchased in its original offering and sale, you may assume that you are purchasing your Subordinated Note in a market-making transaction.

Stabilization Transactions and Short Sales

In connection with the offering, the Underwriters may purchase and sell Subordinated Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater aggregate principal amount of Subordinated Notes than they are required to purchase from us in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinated Notes while the offering is in progress.

The Underwriters may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters have repurchased Subordinated Notes sold by or for the account of such Underwriter in stabilizing or short-covering transactions.

These activities by the Underwriters may stabilize, maintain or otherwise affect the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the Underwriters and their affiliates may have engaged in and may in the future engage in investment, financial, banking and advisory services with us or our affiliates, for which customary fees may apply.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of LBG. Certain of the Underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes offered hereby. Any such short positions could adversely affect future trading prices of the Subordinated Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Certain of the Underwriters may resell notes outside of the United States to or through one or more of their affiliates.

Selling Restrictions

EU PRIIPs Regulation / Prohibition of sales to EEA retail investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Subordinated Notes to any retail investor in the EEA. For the purposes of this provision the expression “retail investor” means a person who is one (or both) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

Consequently, no key information document required by the EU PRIIPs Regulation for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

Canada

The Subordinated Notes may be sold in Canada only to purchasers purchasing or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Subordinated Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

U.K. PRIIPs Regulation / Prohibition of sales to U.K. retail investors

Each Underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Subordinated Notes to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or both) of the following:

(i) a retail client, as defined in point (8) of Article 2 of the U.K. Prospectus Regulation; or

(ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA.

Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the Subordinated Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Subordinated Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

United Kingdom

Each Underwriter has represented and agreed that, in connection with the distribution of the Subordinated Notes, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of such Subordinated Notes in circumstances in which section 21(1) of the FSMA does not apply to LBG and that it has complied and will comply with all the applicable provisions of the FSMA with respect to anything done by it in relation to the Subordinated Notes in, from or otherwise involving the United Kingdom.

Switzerland

Each Underwriter has represented and agreed that:

(i)     it will not make a public offer of the Subordinated Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the Swiss Financial Services Act (“FinSA”);

(ii) the Subordinated Notes will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(iii) it will not offer, sell, advertise or distribute the Subordinated Notes, directly or indirectly, in Switzerland, as such terms are defined or interpreted under the FinSA, except to professional clients as such term is defined or interpreted under the FinSA (the “Professional Investors”); and

(iv) no key information document pursuant to article 58(1) FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any Subordinated Notes and, therefore, any Subordinated Notes with a derivative character within the meaning of article 86(2) of the Swiss Financial Services Ordinance may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The Subordinated Notes may not be publicly offered, directly or indirectly, in Switzerland, except to Professional Investors. Offering or marketing material relating to Subordinated Notes may not be distributed or otherwise made available in Switzerland, except to Professional Investors.

The Subordinated Notes do not constitute participations in a collective investment scheme within the meaning of the Swiss Collective Investment Schemes Act (“CISA”). Therefore, the Subordinated Notes are not subject to the approval of, or supervision by, the Swiss Financial Market Supervisory Authority (“FINMA”), and investors in the Subordinated Notes will not benefit from protection under the CISA or supervision by FINMA.

Republic of Italy

The offering of the Subordinated Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Subordinated Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or of any other document relating to the Subordinated Notes be distributed in the Republic of Italy, except:

(i)       to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any applicable provisions of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Italian CONSOB regulations; or

(ii)       in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34- ter of Regulation No. 11971, as amended from time to time, and applicable Italian laws.

Any offer, sale or delivery of the Subordinated Notes or distribution of copies of this Prospectus Supplement or any other document relating to the Subordinated Notes in the Republic of Italy under (i) or (ii) above must:

(a)       be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of February 15, 2018, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”); and

(b)       comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.

Hong Kong

Each Underwriter has represented and agreed that:

(a)       it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Subordinated Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)       it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Subordinated Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Subordinated Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The Subordinated Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). Accordingly, each Underwriter has represented and agreed that it has not offered or sold and will not offer or sell any Subordinated Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Act (Act No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Each Underwriter has acknowledged that this Prospectus Supplement (together with the accompanying prospectus) has not been registered as a prospectus with the Monetary Authority of Singapore, and the Subordinated Notes will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each Underwriter has represented and agreed that it has not offered or sold any Subordinated Notes or caused such Subordinated Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such Subordinated Notes or cause such Subordinated Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Subordinated Notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Subordinated Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)       a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)       a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable within six months after that corporation or that trust has acquired the Subordinated Notes pursuant to an offer made under Section 275 of the SFA except:

(1)       to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)       where no consideration is or will be given for the transfer;

(3)       where the transfer is by operation of law;

(4)       as specified in Section 276(7) of the SFA; or

(5)       as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Any reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Expenses of the Offering

We estimate that our total expenses for the offering, excluding the underwriting discounts, will be approximately $        , as follows:

Fees	Amount
SEC registration fee	$
Trustee and Paying Agent fees	$
Legal fees and expenses	$
Total	$

All amounts are estimated except the SEC registration fee.

Legal Opinions

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Subordinated Notes. Our Scottish solicitors, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters relating to Scots law. Allen & Overy LLP, U.S. counsel for the Underwriters, will pass upon certain United States legal matters for the Underwriters.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report of Lloyds Banking Group plc on Form 20-F for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Lloyds Banking Group plc

£        % Fixed Rate Reset Subordinated Debt Securities due 2031

PROSPECTUS SUPPLEMENT

(to prospectus dated June 3, 2019)

Sole Bookrunner

Lloyds Bank Corporate Markets

Joint Lead Managers

Barclays	Goldman Sachs International

PROSPECTUS

LLOYDS BANKING GROUP plc

DEBT SECURITIES

CAPITAL SECURITIES

ORDINARY SHARES

AMERICAN DEPOSITARY SHARES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus. Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before investing in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The debt securities and capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority as described herein and in the applicable prospectus supplement for such debt securities or capital securities.

Investing in our securities involves risks that are described in the “Risk Factors” section of our annual and interim reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 3, 2019.

Table of Contents

Page

About This Prospectus	1
Use of Proceeds	2
Lloyds Banking Group plc	2
Description of Debt Securities	4
Description of Capital Securities	14
Description of Certain Provisions Relating to Debt Securities and Capital Securities	20
Description of Ordinary Shares	26
Description of American Depositary Shares	31
Plan of Distribution	38
Legal Opinions	40
Experts	40
Enforcement of Civil Liabilities	40
Where You Can Find More Information	41
Incorporation of Documents by Reference	41
Cautionary Statement on Forward-Looking Statements	42

About This Prospectus

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, capital securities, ordinary shares and American Depositary Shares we may offer, which we will refer to collectively as the “securities”. Each time we sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided. The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities. The prospectus supplement may also add to, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Each prospectus supplement will be filed with the SEC. You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference”, before purchasing any securities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about Lloyds Banking Group plc and the securities offered under this prospectus. The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “the Company” and “LBG” refer to Lloyds Banking Group plc; the term “Group” means Lloyds Banking Group plc, together with its subsidiaries and associated undertakings from time to time; the terms “we”, “our” and “us” refer to Lloyds Banking Group plc as issuer of the relevant securities.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom. In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

Use of Proceeds

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used for the general corporate purposes of the Group. The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

Lloyds Banking Group plc

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the U.K. Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the U.K. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society.

TSB Group plc became operational in 1986 when, following U.K. Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the U.K., the acquisition of Scottish Widows also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the U.K.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the U.K. Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by LBG in January and June 2009 and the Rights Issue completed in December 2009, the U.K. Government acquired 43.4 per cent of the Company’s issued ordinary share capital. Following sales of shares in September 2013 and March 2014 and the completion of trading plans with Morgan Stanley & Co. International plc, the U.K. Government completed the sale of its shares in May 2017, returning LBG to full private ownership.

Pursuant to its decision approving state aid to LBG, the European Commission required LBG to dispose of a retail banking business meeting minimum requirements for the number of branches, share of the U.K. personal current accounts market and proportion of LBG’s mortgage assets. Following disposals in 2014, LBG sold its remaining interest in TSB to Banco de Sabadell in 2015, and all European Commission state aid requirements were met by June 30, 2017.

On June 1, 2017, following the receipt of competition and regulatory approval, LBG acquired 100 per cent of the ordinary share capital of MBNA Limited, which together with its subsidiaries operates a U.K. consumer credit card business, from FIA Jersey Holdings Limited, a wholly-owned subsidiary of Bank of America.

LBG successfully launched its new non ring-fenced bank, Lloyds Bank Corporate Markets plc in 2018, transferring in the non ring-fenced business from the rest of LBG, thereby meeting its legal requirements under ring-fencing legislation.

On October 23, 2018, LBG announced a strategic partnership with Schroders plc to create a new wealth management proposition. The three key components of the partnership are: (i) the establishment of a new financial planning joint venture; (ii) LBG taking a 19.9 per cent stake in Schroders’ high net worth U.K. wealth management business; and (iii) the appointment of Schroders as the active investment manager of approximately £80 billion of the Scottish Widows and LBG insurance and wealth related assets.

The Group maintains a website at www.lloydsbankinggroup.com.

Description of Debt Securities

The following is a summary of the general terms of the debt securities issued by LBG. Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those debt securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your debt security. You should also read the indentures and any related supplemental indentures establishing such debt securities under which we will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and subordinated debt securities that may be issued by LBG. The term “debt securities” does not include the “capital securities” described under “Description of Capital Securities”.

Senior debt securities will be issued under a senior debt indenture. Subordinated debt securities will be issued under a subordinated debt indenture. The subordinated debt securities of any series will be subordinated obligations. Each indenture for debt securities issued by LBG is a contract between LBG and The Bank of New York Mellon, which will initially act as trustee. None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will contain, where applicable, the following terms of, and other information relating to, any of the offered debt securities:

•	whether they are senior debt securities or subordinated debt securities;

•	their title (which will distinguish the debt securities of the series from all other debt securities), authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	their maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can be deferred;

•	whether payments are conditional on our ability to make such payments and remain able to pay our debts as they fall due and that our assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places for payment of the principal of and premium, if any, and any interest, if any, on the debt securities;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any repurchase or sinking fund provisions;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon acceleration or redemption;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	provisions, if any, for the exchange, modification or conversion of such debt securities, including, but not limited to, with respect to senior debt securities, the terms, if any, on which such senior debt securities may or will be converted into or exchanged at our option or otherwise for our stock or other securities or for stock or other securities of another entity or other entities, into a basket or baskets of such securities, into an index or indices of such securities, into the cash value therefor or into any combination of the foregoing, any specific terms relating to the adjustment thereof and the period during which such senior debt securities may or shall be so converted or exchanged;

•	whether the amounts of payment of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index or are otherwise not fixed on the original issue date thereof, the manner in which such amounts shall be determined and the calculation agent, if any, who will be appointed and authorized to calculate such amounts;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any additional subordination terms with respect to the subordinated debt securities offered;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following certain developments with respect to tax laws;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority;

•	any listing on a securities exchange; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate. We may sell any debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “-Modification and Waiver” below.

If we issue subordinated debt securities that, in each case, qualify as Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Payments

We will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we pay a dividend on any class of our share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”). If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us for the payment or take any other action. The relevant prospectus supplement will set forth the terms on which the payment of interest and principal on the subordinated debt securities can be deferred and any other terms relating to payments on subordinated debt securities.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding-up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

General

As a consequence of these subordination provisions, if winding-up proceedings should occur, each holder of subordinated debt securities may recover less ratably than the holders of unsubordinated liabilities. If, in any winding-up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding-up in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the debt securities in any winding-up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The debt securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the debt securities of a series, by its acquisition of the debt securities, each holder of such debt securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of debt securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges or fees imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision thereof or authority thereof that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to the (in the case of senior debt securities) principal of, and (in the case of all debt securities) interest on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such tax, levy, impost, duty, charge or fee which would not have been deducted or withheld but for the fact that:

•	the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise having some connection with the U.K. taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series;

•	except in the case of a winding-up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•	the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•	the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge or fee;

•	the deduction or withholding is imposed by reason of any agreement with the U.S. Internal Revenue Service in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption of Senior Debt Securities

Tax Redemption of Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest, to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if, at any time, we determine that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction, including any treaty to which it is a party, or any change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal which change or amendment becomes effective or applicable on or after a date included in the terms of such senior debt securities:

•	in making any payments on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•	the payment of interest on the next interest payment date in respect of any of the series of senior debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•	on the next interest payment date we would not be entitled to claim a deduction in respect of the payment of interest in computing our U.K. taxation liabilities, or the value of such deduction to us would be materially reduced.

Prior to the giving of any notice of redemption, we must deliver to the trustee (i) a written legal opinion of independent United Kingdom counsel of recognized standing selected by us in a form satisfactory to the trustee confirming that the relevant change or amendment has occurred and that we are entitled to exercise its right of redemption; and (ii) an officer’s certificate, evidencing compliance with such provisions and stating that we are entitled to redeem the senior debt securities pursuant to the terms of such senior debt securities.

Optional Redemption of Senior Debt Securities

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the senior debt securities of any series, in whole or in part, at its option, including any conditions to its right to exercise such option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so. Any notice of redemption of senior debt securities of any series will state, among other items:

•	the redemption date;

•	the relevant regular record date or special record date;

•	the amount of senior debt securities to be redeemed if less than all of the outstanding senior debt securities of any series is to be redeemed;

•	the redemption price;

•	that, the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which such senior debt securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the senior debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and regulations of the applicable clearing system.

We or any of our respective subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law permits. Any senior debt securities of any series that we purchase beneficially for our account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Redemption of Subordinated Debt Securities

Any terms of the redemption of any series of subordinated debt securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Under existing PRA requirements, we may not make any redemption or repurchase of certain debt securities beneficially for our own account, other than a repurchase in connection with dealing in securities, unless, among other things, prior notice to the PRA is given and, in certain circumstances, the PRA has consented or has not objected in advance. The PRA (or any successor thereto) may impose conditions on any redemption or repurchase, all of which will be set out in the accompanying prospectus supplement with respect to any series of debt securities.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities. Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates on, or any premium payable upon the redemption of, with respect to, any debt security;

•	reduce the amount of principal of discount securities that would be due and payable upon an acceleration of their maturity date;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•	modify the subordination provisions or change the terms of our obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, variations in the terms and conditions of our subordinated debt securities of any series, including modifications relating to subordination, redemption, a Subordinated Debt Security Event of Default, or Subordinated Debt Security Default (as such terms are defined below) as described in the relevant prospectus supplement, may require the permission of, or consent from, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•	LBG does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in aggregate principal amount of the outstanding senior debt securities of that series to LBG requiring the payment to be made. It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or other legal advisors, to the trustee, such opinion to be acceptable to the trustee (“Opinion of Counsel”), concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction; provided however, that the trustee may by notice to LBG require LBG to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an Opinion of Counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case LBG will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order, then such payment will become due and payable on the expiration of 14 days after the trustee gives written notice to LBG informing it of such resolution. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•	LBG defaults in the performance or breaches, any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from (i) the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or (ii) holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•	either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the senior outstanding debt securities of that series may at their discretion declare the outstanding senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement and in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, as provided in the prospectus supplement. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding senior debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Senior Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made. The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG to enforce payment. Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG whether before or during the winding-up of LBG.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” with respect to any series of subordinated debt securities of LBG shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•	an effective shareholders’ resolution is validly adopted for the winding-up of LBG other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

•	The exercise of any U.K. bail-in power by the relevant U.K. resolution authority shall not constitute a Subordinated Debt Security Event of Default.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, any accrued but unpaid payments (or, in the case of original issue discount securities, the accreted face amount, together with any accrued interest), including any deferred interest on the subordinated debt securities of the series. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind or annul the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults. Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•	any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•	all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in Scotland (but not elsewhere) for the winding-up of LBG.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

Unless the relevant prospectus supplement provides otherwise, by accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt security or the applicable indenture (or between obligations which LBG may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG) that they might otherwise have against LBG, whether before or during the winding-up or liquidation of LBG.

Events of Default and Defaults-General

Subject to certain exceptions, such as in the case of a default in the payment of the principal (or premium, if any) or interest on a senior debt security, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default, provided that in the opinion of the trustee, the interests of the holders shall not be materially prejudiced thereby and provided further that the trustee shall not exercise any powers conferred on it in contravention of any notice in writing to LBG and the trustee of a declaration described in “-Senior Debt Security Event of Default” above but so that no such notice shall affect any waiver or authorization previously given or made.

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the indenture which cannot be modified or amended without the consent of each holder of debt securities of such affected series.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee. Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived; provided that the trustee shall be protected in withholding notice (except for a payment default) if it determines in good faith that withholding notice is in the interest of the holders of the debt securities of the affected series.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the debt securities, and under the applicable indenture, immediately after giving effect to such transaction, no event of default or default shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (“TIA”). Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby. LBG and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our debt securities and the depositary with respect to the ADSs representing certain of our ordinary shares.

Consent to Service of Process

Under the indentures, LBG irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

Description of Capital Securities

The following is a summary of the general terms of the capital securities we may issue under this registration statement. Each time that capital securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully. The prospectus supplement will summarize specific financial terms of your security and may contain additional terms of those capital securities. The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the capital securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here. Therefore, the statements we make below in this section may not apply to your capital security. Capital securities will be issued under an indenture. The indenture is a contract between us and The Bank of New York Mellon, as trustee. The indenture does not limit our ability to incur additional indebtedness, including the issuance of further capital securities. You should also read the indenture and any related supplemental indenture establishing such capital securities, which we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

General

Capital securities mean our subordinated convertible debt securities mandatorily convertible into our ordinary shares on the occurrence of certain events. The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the U.S. or the U.K.

We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:

•	the specific designation, authorized denomination and aggregate principal amount of the capital securities;

•	whether the capital securities are intended to qualify for regulatory capital treatment as additional tier 1 capital or otherwise;

•	whether such capital securities will be dated capital securities with a specified maturity date or undated capital securities with no specified maturity date;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

•	whether the payment of interest can or must be deferred or cancelled in certain circumstances or at our option, whether the payment of principal can be deferred and the subordination terms;

•	the price or prices at which they will be issued;

•	whether and how the capital securities may or must be converted into our ordinary shares or any other type of securities, or their cash value, or a combination of these, including upon the occurrence of certain events that may give rise to such conversion;

•	whether payments are subject to certain conditions that relate to our financial condition, including our capital ratios;

•	the times and places for payment of the principal of and any premium, if any, and/or interest, if any, on the capital securities;

•	the terms and conditions of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the capital securities offered;

•	the terms and conditions, if any, under which we may elect to substitute or vary the terms of the capital securities;

•	the currency or currencies in which they are denominated and in which we will make any payments;

•	any index used to determine the amount of any payments on the capital securities;

•	any restrictions that apply to the offer, sale and delivery of the capital securities;

•	whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the capital securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the capital securities following those developments;

•	any listing on a securities exchange;

•	provisions relating to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority; and

•	any other or different terms of the capital securities.

In addition, the prospectus supplement will describe the material U.S. federal and U.K. tax considerations that apply to any particular series of capital securities.

Capital securities may bear interest at a fixed rate or a floating rate. We may also sell capital securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of capital securities shall have no voting rights except those described under the heading “-Modification and Waiver” below, unless and until such capital securities are converted into our ordinary shares, in which case holders will have the voting rights described under “Description of Ordinary Shares-Voting Rights”.

If we issue subordinated capital securities that qualify as Additional Tier 1 or Tier 2 capital or other capital for regulatory purposes, the payment, subordination, redemption, events of default and other terms may vary from those described in this prospectus and will be set forth in the relevant prospectus supplement.

Agreement with Respect to the Exercise of U.K. Bail-in Power

The capital securities may be subject to the exercise of the U.K. bail-in power by the relevant U.K. resolution authority. As more fully set out in the relevant prospectus supplement, if the U.K. bail-in power applies to the capital securities of a series, by its acquisition of the capital securities, each holder of such capital securities will be bound by (a) the effect of the exercise of any U.K. bail-in power by the relevant U.K. resolution authority and (b) the variation of the terms of capital securities or the relevant indenture, if necessary, to give effect to the exercise of any U.K. bail-in power by the relevant U.K. resolution authority.

Payments

We will make any payments of interest and principal, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement. The relevant prospectus supplement may provide that we are not obligated to make payments of principal or interest on any scheduled payment date, that interest payments may or must be cancelled or deemed cancelled, in whole or in part, and that any such cancellation or deemed cancellation will not create a default or an event of default under the capital securities indenture.

Subordination

Each capital security will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among capital securities of the same series. The rights and claims of the holders of any series of capital securities will be subordinated as described in the relevant prospectus supplement with respect to such series.

The relevant prospectus supplement will set forth the nature of the subordinated ranking of each series of capital securities relative to the debt and equity issued by us, including to what extent the capital securities may rank junior in right of payment to our other obligations or in any other manner.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts on any series of capital securities will be paid by us without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the U.K. taxing jurisdiction, unless such withholding or deduction is required by law. If at any time a U.K. taxing jurisdiction requires us to make such deduction or withholding of any such tax, duty, assessment or governmental charge, unless the relevant prospectus supplement provides otherwise, we will pay such additional amounts in respect of, payments of interest, if any, on any series of capital securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the holders of the capital securities, after such deduction or withholding, shall equal the respective amounts of interest, if any, which would have been payable in respect of such capital securities had no such deduction or withholding been required. However, no such Additional Amounts will be payable with respect to any capital security:

•	held by or on behalf of any holder who is liable to such tax, duty, assessment or governmental charge in respect of such capital security by reason of such holder having some connection with the United Kingdom other than the mere holding of such capital security; or

•	to, or to a third party on behalf of, a holder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such holder proves that he is not entitled so to comply or to make such declaration or claim; or

•	to, or to a third party on behalf of, a holder that is a partnership, or a holder that is not the sole beneficial owner of the capital security, or which holds the capital security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

•	presented or surrendered for payment more than 30 days after the date payment became due or was provided for, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

•	any combination of the above.

Whenever this prospectus or the relevant prospectus supplement mentions, in any context, the payment of interest on, or in respect of, any capital security of any series such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this “Additional Amounts” section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Redemption

Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain events (including, but not be limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.

Modification and Waiver

We and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of capital securities without the consent of the holders of such capital securities. Other modifications and amendments may be made to the applicable indenture with the consent of not less than 2/3 (two thirds) in aggregate outstanding principal amount of the capital securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would:

•	change the stated maturity, if any, of any principal amount or any interest amounts of any capital security;

•	change the terms of any capital security to include a stated maturity date;

•	reduce the principal amount of, the interest rates of, any premium payable upon the redemption of or the amount of principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of any capital security, other than as permitted under the applicable indenture;

•	change our (or any successor’s) obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable (or, in the case of a redemption or exchange, on or after the redemption date or the exchange date, as the case may be);

•	reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the applicable indenture or to waive compliance with certain provisions of the applicable indenture;

•	modify the subordination provisions or the terms and conditions of our obligations in respect of the due and punctual payment of amounts due and payable on the capital securities in a manner adverse to the holders; or

•	modify any of the above requirements.

In addition, unless the relevant prospectus supplement provides otherwise, any variations in the terms and conditions of the capital securities of any series, including modifications relating to the subordination or redemption provisions of such capital securities, may require the permission of, or consent from, the PRA.

Events of Default; Limitation of Remedies

Events of Default

Unless the relevant prospectus supplement provides otherwise, an “Event of Default” with respect to any series of capital securities shall result if either:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days, or

•	an effective shareholders’ resolution is validly adopted, for our winding-up, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If an Event of Default provided for in a supplemental indenture for any series of capital securities, occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding capital securities of each series may declare the principal amount, together with accrued interest (if any) and Additional Amounts (if any), payable on such capital securities, of all the capital securities of that series to be due and payable immediately, by a notice in writing to us, and upon such declaration such amount shall become immediately due and payable. However, after such declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of the series may rescind or annul such declaration of acceleration and its consequences, but only if all Events of Default have been cured or waived and all payments due, other than those due as a result of acceleration, have been made.

By accepting a capital security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the capital security or the indenture (or between obligations which LBG may have under or in respect of any capital security and any liability owed by a holder or the trustee to us) that they might otherwise have against us, whether before or during our winding-up.

Events of Default-General

Except as otherwise specified in the relevant supplemental indenture with respect to a series of capital securities, the holder or holders of not less than a majority in aggregate principal amount of the outstanding capital securities of any series may waive any past Event of Default with respect to the series, except an Event of Default in respect of the payment of principal of any capital security or in respect of a Winding-Up or Administration Event (as defined below). A Winding-Up or Administration event means (i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in any such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in the business of LBG, the terms of which (i) have previously been approved in writing by holders of not less than 2/3 (two thirds) in aggregate principal amount of the capital securities and (ii) do not provide that the capital securities shall thereby become redeemable or repayable in accordance with their terms); or (ii) the appointment of an administrator of LBG and such administrator gives notice that it intends to declare and distribute a dividend.

Upon any such waiver, such Event of Default will cease to exist, and any such Event of Default with respect to any series arising therefrom will be deemed to have been cured and not to have occurred; provided that no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon.

Subject to the indenture provisions for the indemnification of the trustee and the provisions of any supplemental indenture establishing any series of capital securities, the holder or holders of a majority in aggregate principal amount of the outstanding capital securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the indenture and the trustee does not determine that the action would be unjustly prejudicial to the holder or holders of any capital securities of any series not taking part in that direction. The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indenture provides that the trustee will, within 90 days after the occurrence of an Event of Default with respect to the capital securities of any series, give to each holder of the capital securities of the affected series notice of the Event of Default known to it, unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee annually and within five business days of a written request from the trustee, a statement as to our compliance with all conditions and covenants under the indenture.

Limitation on Suits

No holder of capital securities will be entitled to proceed directly against us, except as described below.

Subject to any further limitations provided in the relevant prospectus supplement and supplemental indenture establishing any series of capital securities, before a holder of the capital securities may bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the capital securities, the following must occur:

•	The holder must give the trustee written notice that a continuing Event of Default has occurred and remains uncured.

•	The holders of not less than 25% in aggregate principal amount of outstanding capital securities of the relevant series must make a written request that the trustee institute proceedings because of the Event of Default, and the holder must offer indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request.

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the trustee must not have received an inconsistent direction from the majority in principal amount of all outstanding capital securities of the relevant series during that period.

Notwithstanding any other provision of the capital securities indenture or the capital securities, the right of any holder of capital securities to receive payment of the principal of (and premium, if any, on), and interest on, the capital securities, on or after the due dates thereof or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such holder.

Consolidation, Merger and Sale of Assets; Assumption

We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation or into which we are merged, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, our obligations on the capital securities and under the applicable indenture, immediately after giving effect to such transaction no event of default and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Governing Law

The capital securities and the indenture will be governed by and construed in accordance with the laws of the State of New York, except that, as the indentures specify, the subordination provisions of each series of capital securities and the indenture will be governed by and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures with respect to the capital securities. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of capital securities, unless offered indemnity satisfactory to the Trustee in its sole discretion by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business. The Bank of New York Mellon is also the book-entry depositary and paying agent with respect to our capital securities. The Bank of New York Mellon is the depositary with respect to the American Depositary Shares representing our ordinary shares.

Consent to Service of Process

Under the indenture, LBG irrevocably designates Stephen J. Dolmatch, Chief Legal Officer, North America, Lloyds Bank Corporate Markets (or any successor thereto), currently of 1095 Avenue of the Americas, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or any capital securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and LBG irrevocably submits to the jurisdiction of those courts.

Description of Certain Provisions Relating to Debt Securities and Capital Securities

Form of Debt Securities and Capital Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities and capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositaries, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities or capital securities, as applicable, are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The debt securities and capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.

Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the actions of DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents has any responsibility for any aspect of the records kept by DTC, Euroclear or Clearstream Luxembourg or any of their direct or indirect participants. Neither we nor the trustee nor any of our or their agents supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Euroclear or Clearstream Luxembourg and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. Investors should be aware that DTC, Euroclear or Clearstream Luxembourg and their participants are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Euroclear or Clearstream Luxembourg as they are currently in effect. Those systems could change their rules and procedures at any time.

So long as the depositary, or its nominee, is the holder of a global security, the depositary or its nominee will be considered the sole holder of such global security for all purposes under the indentures. Except as described below under the heading “-Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities or capital securities, as applicable, registered in its name, receive or be entitled to receive physical delivery of debt securities or capital securities, as applicable, in definitive form or be considered the owner or holder of the debt securities or capital securities, as applicable, under the indentures. Each person having an ownership or other interest in debt securities or capital securities, as applicable, must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures, the debt securities or capital securities, as applicable.

Payments on Global Securities

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities or capital securities, as applicable, in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. We, the trustee and any of our and their agents will not have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Euroclear

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank, under contract with Euroclear plc, a U.K. corporation. Euroclear Bank conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities or capital securities, as applicable. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”), and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg

Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg is owned by Deutsche Börse AG, a publicly traded company. Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries.

Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities and capital securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities and capital securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities and capital securities, as applicable, to another according to the currency that is chosen for the specific series of debt securities or capital securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities and capital securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures

DTC

DTC participants that hold debt securities or capital securities, as applicable, through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities and capital securities, as applicable, will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, debt securities or capital securities, as applicable, will be credited free of payment on the settlement date. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC Participants involved.

Euroclear and Clearstream Luxembourg

We understand that investors that hold debt securities or capital securities, as applicable, through Euroclear or Clearstream Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for securities.

Debt securities or capital securities, as applicable, will be credited to the securities custody accounts of Euroclear and Clearstream Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading Between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC’s Same-Day Funds Settlement System for securities.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading Between Euroclear and/or Clearstream Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for securities.

Trading Between a DTC Seller and a Euroclear or Clearstream Luxembourg Purchaser

A purchaser of debt securities or capital securities, as applicable, that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities or capital securities, as applicable, from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream Luxembourg participant. Euroclear or Clearstream Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream Luxembourg to receive the debt securities or capital securities, as applicable, either against payment or free of payment.

The interests in the debt securities or capital securities, as applicable, will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities or capital securities, as applicable, will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities or capital securities, as applicable, will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream Luxembourg until the debt securities or capital securities, as applicable, are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to them, participants can choose not to pre-position funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream Luxembourg participants purchasing debt securities or capital securities, as applicable, would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, any interest on the debt securities or capital securities, as applicable, would accrue from the value date. Therefore, in many cases, the investment income on debt securities or capital securities, as applicable, that is earned during that one-business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities or capital securities, as applicable, to the depositary on behalf of Euroclear participants or Clearstream Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

Investors should be aware that they will only be able to make and receive deliveries, payments and other communications involving the debt securities or capital securities, as applicable, through Clearstream Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities or capital securities, as applicable, or to receive or make a payment or delivery of the debt securities or capital securities, as applicable, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream Luxembourg or Euroclear is used.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities or capital securities, as applicable, such global securities will not be exchangeable for definitive securities of that series unless:

•	the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or capital securities, as applicable, or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we are wound up and we fail to make a payment on the debt securities or capital securities, as applicable, when due; or

•	at any time we determine at our option and in our sole discretion that the global securities of a particular series of debt securities or capital securities should be exchanged for definitive debt securities or capital securities, as applicable, of that series in registered form.

Each person having an ownership or other interest in a debt security or capital security, as applicable, must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities or capital securities, as applicable, shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Unless otherwise specified in the relevant prospectus supplement, definitive debt securities and definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities and definitive capital securities will be made to the person in whose name such definitive securities are registered as it appears in the register for that series of debt securities or capital securities, as applicable. Payments will be made in respect of the debt securities or capital securities, as applicable, by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.

If we issue definitive debt securities or capital securities, as applicable, of a particular series in exchange for a particular global security, the depositary, as holder of that global security, will surrender it against receipt of the definitive debt securities or capital securities, as applicable, cancel the book-entry debt securities or capital securities, as applicable, of that series, and distribute the definitive debt securities or capital securities, as applicable, of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities or capital securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Description of Ordinary Shares

The following is a summary of the material terms of the ordinary shares of nominal value of £0.10, as set forth in our Articles of Association and the material provisions of U.K. law. This description is a summary and does not purport to be complete. You are encouraged to read our Articles of Association, which are filed as an exhibit to the Group’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018, incorporated by reference into this document.

Share Capital

As at December 31, 2018, the number of shares outstanding was as follows:

Class of Share	Number (in thousands)	Amount (in £m)
Ordinary shares, nominal value of 10 pence each	71,163,592	7,116
Preference shares, nominal value of 25 pence each	412,204	103
Preference shares, nominal value of 25 cents each	809	0.2
Preference shares, nominal value of 25 euro cents each	—	—

Objects of LBG

The objects of LBG are unrestricted.

Rights Attaching to Ordinary Shares

Any ordinary share in LBG may be issued with any preferred, deferred or other special rights (including being denominated in another currency), or subject to such restrictions (whether as regards dividend, returns of capital, voting or otherwise) as LBG may from time to time determine by ordinary resolution or as otherwise provided in the Articles of Association.

Subject to statute, LBG may issue any ordinary shares which are, or at LBG’s option are, liable to be redeemed. The directors may determine the terms and conditions and manner of such redemption.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Every holder of ordinary shares who is entitled to be and is present in person (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by him, save that a member will not be entitled to exercise the right to vote carried by such shares if he or any person appearing to be interested in the shares held by him has been duly served with a notice under the Companies Act 2006 (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice.

General Meetings

Annual general meetings of LBG are to be held, in each period of six months beginning with the day following LBG’s accounting reference date, in Edinburgh or such other place in Scotland as the directors shall appoint and at a date and time as may be determined by the directors. All other general meetings may be convened whenever the directors think fit and shall be requisitioned in accordance with the requirements of the Articles of Association.

LBG must prepare a notice of meeting in respect of a general meeting in accordance with the requirements of the Articles of Association and the Companies Act 2006. LBG must give at least 21 days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 days’ notice in writing.

The directors may make arrangements to enable attendance or regulate the level of attendance at any place specified in the notice of meeting for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place, where the chairman of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations. The chairman of a general meeting has express authority to adjourn the meeting if, in his opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting.

The processes and procedures for the conduct of a general meeting (including adjourning meetings, voting, amending resolutions and appointing proxies) is established under the Articles of Association and the Companies Act 2006. The chairman of a general meeting shall be entitled to take any action he considers appropriate for properly and orderly conduct before and during a general meeting. The directors shall be entitled to ask persons wanting to attend to submit to searches or other security arrangements as such directors consider appropriate.

The quorum necessary for the transaction of business at a general meeting is three members present in person or by proxy and entitled to vote.

Dividends and other Distributions and Return of Capital

Under the Companies Act 2006, before LBG can lawfully make a distribution, it must ensure that it has sufficient distributable reserves (accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made). Under the Articles of Association (and subject to statute) the directors are entitled to set aside out of the profits of LBG any sums as they think proper which, at their discretion, shall be applicable for any purpose to which the profits of LBG may be applied.

The shareholders in general meeting may, by ordinary resolution, declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class as they think fit. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors, may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association and the procedures under the Articles of Association is followed for allotting such shares.

In addition, LBG may by ordinary resolution direct the payment of a dividend in whole or in part by the distribution of specific assets (a distribution in specie).

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares in proportion to their holdings of ordinary shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to his entitlement to participate in the capitalization.

Any dividend or other moneys payable to a member that has not been cashed or claimed after a period of 12 years from the date of declaration of such dividend or other moneys payable to a member will be forfeited and revert to LBG. LBG shall be entitled to use such unclaimed or unclaimed dividend or other moneys payable to a member for its benefit for its general corporate purposes. LBG shall not be a trustee of dividends or other moneys payable that have not been cashed or claimed and it shall not be liable to pay interest on such dividends or other moneys.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares will rank equally in all respects.

LBG’s ordinary shares do not confer any rights of redemption.

LBG may, subject to applicable law and to the Articles of Association, issue redeemable shares and redeem the same. LBG has issued certain preference shares which are redeemable. In general, subject to applicable law (if and to the extent required under applicable law and regulation) and the receipt of permission from the U.K. Prudential Regulation Authority, some of these shares are redeemable by LBG on a specified date and in some cases, thereafter on relevant dividend payment dates. Others are redeemable at any time during a specified period and following the occurrence of specified regulatory events.

Under the Articles of Association and the Companies Act 2006, the liability of shareholders is limited to the amount (if any) for the time being unpaid on the shares held by that shareholder.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act 2006, the CREST Regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may be varied or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll and every such holder shall on a poll have one vote for every share of the class held by such holder.

As a matter of U.K. law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person. Where a consolidation or subdivision of shares would result in fractions of a share, the directors may sell the shares representing the fractions for the best price reasonably obtainable, and distribute the net proceeds of such sale to the relevant members entitled to such proceeds. Where a member’s entitlement to a portion of the proceeds of sale amounts to less than a minimum figure (as determined by the directors), such portion may be distributed to a charitable organization at the directors’ discretion.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, except in the case of fully paid shares, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system, unless the CREST Regulations provide otherwise.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the U.K. Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless either:

•	the instrument of transfer and the lodging of such instrument complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien.

The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.

LBG’s shares are in registered form and the Articles of Association and UK company law do not provide for bearer shares or bearer share warrants.

Subject to the statutes and the rules (as defined in the CREST Regulations), and apart from any class of wholly dematerialized security, the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules of the U.K. Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reach, exceed or fall below 3 per cent and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act 2006, LBG may also send a notice to any person whom LBG knows is interested in LBG’s shares or any person whom LBG has reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued, has been interested in LBG’s shares, requiring that person to confirm whether he has or had such an interest and if so provide details of that interest as required by the notice.

Under the Articles of Association and U.K. law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25 per cent or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and/or that any dividends or other payments on the default shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

Other than as provided by the Companies Act 2006 and The City Code on Takeovers and Mergers, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is entitled to sell, as the agent of a member, at the best price reasonably obtainable, any share registered in the name of a member (or any other person entitled to such shares at law) provided that: (i) such shares remaining untraced for 12 years and during that period at least three dividends in respect of such shares have become payable and no dividend in respect of those shares has been cashed or claimed by the relevant member; (ii) LBG uses reasonable efforts to trace the relevant member and, following the expiry of the 12 year period, sends a notice to the last known physical or email address of such member stating LBG’s intention to sell the shares; and (iii) during the three months following sending such notice, LBG does not receive any communication from such member. LBG can also sell, at the best price reasonably obtainable, any additional shares held by the same member that were issued during such 12 year period provided that no dividend on such additional shares has been cashed or claimed by such member during such period.

The proceeds from the sale of untraced shares shall be forfeited by the relevant member and shall belong to LBG. LBG shall not be liable or be required to account to the member for the proceeds of such sale. LBG is entitled to use or invest the proceeds from such sale in any manner that the directors think fit.

Forfeiture and Lien

The directors may by resolution make calls upon members in respect of any moneys unpaid on their shares (but subject to the terms of allotment of such shares) in the manner required by the Articles of Association

If a member fails to pay in full any call or installment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before such forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or cancelled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-Up

The directors have the power, in the name and on behalf of LBG, to present a petition to the court for LBG to be wound up.

If LBG is wound up, the liquidator may, with the authority of an ordinary resolution, divide amongst the members in specie or kind the whole or any part of the assets of LBG. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, and the liquidation may be closed and LBG dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

Description of American Depositary Shares

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London. The principal executive office of the Depositary and its corporate trust office is currently located at 240 Greenwich Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent four ordinary shares, or evidence of the right to receive four ordinary shares, deposited with the Custodian and registered in the name of the Depositary or its nominee (such ordinary shares, together with any additional ordinary shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such ordinary shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution. A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder. Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. See “-Direct Registration System” below.

Holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the ordinary shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person. The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of ordinary shares (or evidence of rights to receive ordinary shares) in a form satisfactory to the

Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Ordinary shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those ordinary shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those ordinary shares for deposit, require the person depositing those ordinary shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited ordinary shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited ordinary shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited ordinary shares consists of a dividend in, or free distribution of, ordinary shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of ordinary shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional ordinary shares distributed in respect of the deposited ordinary shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or ordinary shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “-Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited ordinary shares, or whenever the Depositary causes a change in the number of ordinary shares represented by each ADS or receives notice of any meeting of holders of ordinary shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of ordinary shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;

•	a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the ordinary shares represented by their ADSs; and

•	a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the ordinary shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of ordinary shares in time to instruct the Depositary prior to a cut-off date the Depositary will set. The Depositary will not vote the ordinary shares except in accordance with such instructions or deemed instructions.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the ordinary shares may be materially affected.

Holders of ADSs will not be entitled to vote ordinary shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of ordinary shares and made generally available by us to the holders of those ordinary shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the ordinary shares;

•	any adjourned meeting of holders of the ordinary shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the ordinary shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the ordinary shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the ordinary shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the ordinary shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the ordinary shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver ordinary shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the ordinary shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing ordinary shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges the Depositary or custodian have to pay on any ADS or ordinary share underlying an ADS;

•	any applicable registration or transfer fees on deposits or withdrawals of ordinary shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing ordinary shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))

•      Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

•      Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	• Any cash distribution to ADS registered holders

•	a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been ordinary shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of ordinary shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the ordinary shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the ordinary shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited ordinary shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited ordinary shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue ordinary shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other ordinary shares entitle their holders. “Series”, as used in this section and when used with respect to ordinary shares, shall mean all outstanding ordinary shares that entitle their holders to identical rights with respect to those ordinary shares, regardless of the title or any other designation that may be assigned to ordinary shares. The Depositary shall direct the Custodian to hold ordinary shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those ordinary shares in a segregated account different from the account in which it holds ordinary shares of any other Series.

Ordinary shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing ordinary shares of any other Series. Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited ordinary shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited ordinary shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of ordinary shares are held, the Series of ADSs representing those ordinary shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination. At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited ordinary shares of the corresponding Series and other Deposited Securities received in respect of deposited ordinary shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any ordinary shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the ordinary shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the ordinary shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the ordinary shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of ordinary shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of ordinary shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of ordinary shares.

Plan of Distribution

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom. Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the U.K.; and

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not apply to LBG as the issuer of the securities.

Each new series of debt securities and capital securities will be a new issue of securities with no established trading market. If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours, each such offering of securities must be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”), regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of ours will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase debt securities and capital securities from them pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Legal Opinions

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws and New York law. Our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP, will pass upon certain matters of Scots law relating to the validity under Scots law of the debt securities and the capital securities issued by LBG and the subordination provisions of the subordinated debt securities and capital securities issued by LBG.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report of LBG on Form 20-F for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Enforcement of Civil Liabilities

LBG is a public limited company incorporated and registered in Scotland. All of LBG’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States. All or a substantial portion of LBG’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors (i) to effect service of process within the United States upon LBG or those persons or (ii) to enforce against LBG or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Scottish counsel, CMS Cameron McKenna Nabarro Olswang LLP (as to Scots law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Scotland.

Where You Can Find More Information

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC. The SEC maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC. You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, United States on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the capital securities and the ADS depositary for any ordinary shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements. We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, capital securities, ordinary shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities, capital securities or ordinary shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities, capital securities or ordinary shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC. As exhibits to the registration statement, we have also filed or incorporated by reference the indentures, the ADS deposit agreement and our Articles of Association have also been filed. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information, you should refer to the registration statement. You can obtain the full registration statement from the SEC or from us.

Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2018 filed with the SEC on February 25, 2019; (ii) LBG’s report on Form 6-K filed with the SEC on March 1, 2019 announcing LBG’s share buyback program; (iii) LBG’s report on Form 6-K filed with the SEC on May 1, 2019 announcing revised guidance following confirmation of systemic risk buffer by the PRA; (iv) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 including the interim results for LBG for the three months ended March 31, 2019; (v) LBG’s report on Form 6-K filed with the SEC on May 2, 2019 disclosing LBG’s capitalization as at March 31, 2019; (vi) LBG’s report on Form 6-K filed with the SEC on May 3, 2019 in relation to the issuance of preference shares; and (vii) LBG’s report on Form 6-K filed with the SEC on May 16, 2019 in relation to quarterly dividends. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus. To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

Cautionary Statement on Forward-Looking Statements

Certain statements included in this prospectus are forward-looking statements. We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect”, “estimate”, “project”, “anticipate”, “believes”, “should”, “could”, “intend”, “plan”, “probability”, “risk”, “target”, “goal”, “objective”, “may”, “endeavor”, “outlook”, “optimistic”, “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited to: projections or expectations of LBG’s future financial position including profit attributable to shareholders, provisions, economic profit, dividends, capital structure, portfolios, net interest margin, capital ratios, liquidity, risk-weighted assets (“RWAs”), expenditures or any other financial items or ratios; litigation, regulatory and governmental investigations; LBG’s future financial performance; the level and extent of future impairments and write-downs; statements of plans, objectives or goals of LBG or its management including in respect of statements about the future business and economic environments in the U.K. and elsewhere including, but not limited to, future trends in interest rates, foreign exchange rates, credit and equity market levels and demographic developments; statements about competition, regulation, disposals and consolidation or technological developments in the financial services industry; and statements of assumptions underlying such statements.

Factors that could cause actual business, strategy, plans and/or results (including but not limited to the payment of dividends) to differ materially from forward looking statements made by LBG or on its behalf include, but are not limited to: general economic and business conditions in the U.K. and internationally; market related trends and developments; fluctuations in interest rates, inflation, exchange rates, stock markets and currencies; the ability to access sufficient sources of capital, liquidity and funding when required; changes to LBG’s credit ratings; the ability to derive cost savings and other benefits including, but without limitation as a result of any acquisitions, disposals and other strategic transactions; the ability to achieve strategic objectives; changing customer behavior including consumer spending, saving and borrowing habits; changes to borrower or counterparty credit quality; concentration of financial exposure; management and monitoring of conduct risk; instability in the global financial markets, including Eurozone instability, instability as a result of uncertainty surrounding the exit by the U.K. from the European Union (“EU”) and as a result of such exit and the potential for other countries to exit the EU or the Eurozone and the impact of any sovereign credit rating downgrade or other sovereign financial issues; technological changes and risks to the security of IT and operational infrastructure, systems, data and information resulting from increased threat of cyber and other attacks; natural, pandemic and other disasters, adverse weather and similar contingencies outside LBG’s control; inadequate or failed internal or external processes or systems; acts of war, other acts of hostility, terrorist acts and responses to those acts, geopolitical, pandemic or other such events; risks related to climate change; changes in laws, regulations, practices and accounting standards or taxation, including as a result of the exit by the UK from the EU, or a further possible referendum on Scottish independence; changes to regulatory capital or liquidity requirements and similar contingencies outside LBG’s control; the policies, decisions and actions of governmental or regulatory authorities or courts in the U.K., the EU, the United States or elsewhere including the implementation and interpretation of key legislation and regulation together with any resulting impact on the future structure of LBG; the transition from IBORs to alternative reference rates; the ability to attract and retain senior management and other employees and meet its diversity objectives; actions or omissions by LBG’s directors, management or employees including industrial action; changes to LBG’s post-retirement defined benefit scheme obligations; the extent of any future impairment charges or write-downs caused by, but not limited to, depressed asset valuations, market disruptions and illiquid markets; the value and effectiveness of any credit protection purchased by LBG; the inability to hedge certain risks economically; the adequacy of loss reserves; the actions of competitors, including non-bank financial services, lending companies and digital innovators and disruptive technologies; and exposure to regulatory or competition scrutiny, legal, regulatory or competition proceedings, investigations or complaints.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on February 25, 2019 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.